                                                                   Exhibit 10.17

--------------------------------------------------------------------------------




                            STOCK PURCHASE AGREEMENT



                                  by and among



                          EMPYREAN GROUP HOLDINGS, INC.

                              ("Empyrean Holdings")


                                ICONIXGROUP, INC.
                                 (the "Company")


                            THE INVISIONS GROUP, LTD.
                               ("Invisions Group")

                                       and


                  THE STOCKHOLDERS OF THE INVISIONS GROUP, LTD.
                              (the "Stockholders")



                             Dated October 29, 1999


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ARTICLE I   DEFINITIONS..............................................................................2
      1.1      Definitions...........................................................................2
ARTICLE II  STOCK PURCHASE...........................................................................7
      2.1      Stock Purchase........................................................................7
      2.2      Payment of Purchase Price.............................................................7
      2.3       Funded Indebtedness Adjustment.......................................................8
      2.4       Exercise of Options and Purchase of Option Shares....................................8
      2.5      Financial Condition...................................................................9
      2.6      Closing...............................................................................9
      2.7      Escrow Arrangements...................................................................9
      2.8      Closing Audit.........................................................................10
      2.9      Post-Closing Net Working Capital Adjustment...........................................10
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY, INVISIONS GROUP AND STOCKHOLDERS.........11
      3.1      Capitalization........................................................................11
      3.2      No Liens on Shares....................................................................11
      3.3      Subsidiaries..........................................................................12
      3.4      Other Rights to Acquire Capital Stock.................................................12
      3.5      Due Organization......................................................................12
      3.6      Due Authorization.....................................................................12
      3.7      Financial Statements..................................................................13
      3.8      Certain Actions.......................................................................14
      3.9      Properties............................................................................14
      3.10     Licenses and Permits..................................................................15
      3.11     Intellectual Property.................................................................15
      3.12     Compliance with Laws..................................................................16
      3.13     Insurance.............................................................................17
      3.14     Employee Benefit Plans................................................................17
      3.15     Contracts and Agreements..............................................................18
      3.16     Claims and Proceedings................................................................19
      3.17     Taxes.................................................................................19
      3.18     Personnel.............................................................................20
      3.19     Business Relations....................................................................21
      3.20     Accounts Receivable; Accounts Payable; Customer Deposits, Customer Revenues
               and Deferred Revenues.................................................................21
      3.21     Bank Accounts; Investments............................................................22
      3.22     Customer Claims.......................................................................22

      3.23     Brokers...............................................................................22
      3.24     Affiliated Transactions...............................................................22
      3.25     Funded Indebtedness; Letters of Credit; Undisclosed Liabilities.......................23
      3.26     Year 2000.............................................................................23
      3.27     Information Furnished.................................................................23
ARTICLE IV EMPYREAN HOLDINGS' REPRESENTATIONS AND WARRANTIES.........................................24
      4.1      Due Organization of Empyrean Holdings.................................................24
      4.2      Due Authorization.....................................................................24
      4.3      No Brokers............................................................................24
      4.4      Investment............................................................................25
      4.5       Information Furnished................................................................25
      4.6       Capital Stock and Related Matters....................................................25
      4.7      Subsidiaries; Investments.............................................................25
      4.8       Authorization of the Stock...........................................................25
      4.9      Financing.............................................................................26
      4.10      Sprint Contract......................................................................26
      4.11     Financial Statements..................................................................26
      4.12     Compliance with Laws..................................................................26
      4.13     Claims and Proceedings................................................................26
      4.14     Taxes.................................................................................27
      4.15     Information Furnished.................................................................27
ARTICLE V PRE-CLOSING COVENANTS OF THE COMPANY, INVISIONS GROUP, EMPYREAN HOLDINGS AND STOCKHOLDERS..27
      5.1      Consents of Others....................................................................27
      5.2      Stockholders' Efforts.................................................................28
      5.3      Powers of Attorney....................................................................28
      5.4      Conduct of Business Pending Closing...................................................28
      5.5      Access Before Closing.................................................................28
ARTICLE VI  POST-CLOSING COVENANTS...................................................................29
      6.1      General...............................................................................29
      6.2      Transition............................................................................29
      6.3      Confidentiality.......................................................................29
      6.4      [Intentionally Left Blank]............................................................30
      6.5      Additional Matters....................................................................30
      6.6      Litigation Support....................................................................32
      6.7      Audits................................................................................32
      6.8      Minimum Cash as of the Closing........................................................32
      6.9      Stock Options.........................................................................32
ARTICLE VII   CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING.............................33

      7.1      Conditions to Empyrean Holdings' Obligations..........................................33
      7.2      Conditions to Stockholders', Invisions Group's and the Company's Obligations..........36
ARTICLE VIII   INDEMNIFICATION.......................................................................37
      8.1      Indemnification by Stockholders.......................................................37
      8.2      Defense of Claims.....................................................................38
      8.3      Escrow Claim..........................................................................38
      8.4      Tax Audits, Etc.......................................................................39
      8.5      Indemnification of Stockholders.......................................................39
      8.6      Limits on Indemnification.............................................................39
      8.7      Arbitration of Claims.................................................................39
ARTICLE IX   TERMINATION.............................................................................41
      9.1      Termination...........................................................................41
      9.2      Effect of Termination.................................................................42
ARTICLE X   MISCELLANEOUS............................................................................42
      10.1     Modifications.........................................................................42
      10.2     Notices...............................................................................42
      10.3     Counterparts; Facsimile Transmission..................................................44
      10.4     Expenses..............................................................................44
      10.5     Binding Effect; Assignment............................................................44
      10.6     Entire and Sole Agreement.............................................................44
      10.7     Governing Law.........................................................................44
      10.8     Survival of Covenants.................................................................45
      10.9     Invalid Provisions....................................................................45
      10.10    Stockholder's Investment Representations..............................................45
      10.10    Public Announcements..................................................................45
      10.11    Remedies Cumulative...................................................................45
      10.12    Third Parties.........................................................................45
      10.13    No Strict Construction................................................................46
      10.14    Disclosure Schedule...................................................................46


         LIST OF EXHIBITS
         Exhibit A                  Form of Seller Note
         Exhibit B                  Form of Escrow Agreement
         Exhibit C                  Opinion of Stockholders' Counsel
         Exhibit D                  Key Employees of the Company
         Exhibit E                  Form of Stockholder Release
         Exhibit F-1                Form of Leo Mullen Employment Agreement
         Exhibit F-2                Form of Noncompete/Nonsolicitation Agreement
         Exhibit G                  Stockholders Accounts and Wire Transfer Instructions((S) 2.4)
         Exhibit H                  Ownership of Shares ((S) 3.1)
         Exhibit I-1                Articles of  Incorporation of  Invisions Group ((S) 3.5)
         Exhibit I-2                Bylaws of Invisions Group ((S) 3.5)
         Exhibit I-3                Articles of Incorporation of the Company ((S) 3.5)
         Exhibit I-4                Bylaws of the Company ((S) 3.5)
         Exhibit J                  List of  Properties ((S) 3.9)
         Exhibit K                  List of  Licenses and Permits ((S) 3.10)
         Exhibit L                  List of Intellectual Property ((S) 3.11)
         Exhibit M                  List of Insurance ((S) 3.13)
         Exhibit N                  List of Contracts ((S) 3.15)
         Exhibit O                  List of Personnel ((S) 3.18)
         Exhibit P                  List of Deferred Revenues ((S) 3.20)
         Exhibit Q                  List of Bank Accounts and Investments ((S) 3.21)
         Exhibit R                  List of Letters of Credit ((S) 3.25(b))
         Exhibit S                  List of Indebtedness ((S) 7.1(d))
         Exhibit T                  Opinion of Empyrean Holdings' Counsel
         Exhibit U                  Stockholder Subscription Agreement
         Exhibit V                  List of Optionees and Cashless Exercise Amounts
         Exhibit W                  Form of Option Share Purchase Agreement
         Exhibit Y                  Empyrean Holdings' Certificate of Incorporation


         LIST OF SCHEDULES

         Disclosure Schedule
         Financial Statements
         Empyrean Capitalization Schedule

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of October 29, 1999, by and among EMPYREAN GROUP HOLDINGS, INC., a Delaware corporation ("Empyrean Holdings"), ICONIXGROUP, INC., a Maryland corporation (the "Company"); THE INVISIONS GROUP, LTD., a Maryland corporation ("Invisions Group"), and Leo C. Mullen, Helene Patterson, Sidney E. Barcelona, Gretchen Frederick and Mark A. Smith (collectively, the "Stockholders").

                                    Recitals
                                    --------

                  Pursuant to this Agreement, the Company, which is engaged in the business of providing information technology consulting, web-site design and graphic and printing design services in the United States (the "Business"), will be acquired by Empyrean Holdings pursuant to an acquisition of all of the capital stock of Invisions Group owned by the Stockholders (the "Acquisition").

                  A.       THE CURRENT CAPITALIZATION OF INVISIONS GROUP AND
                           THE COMPANY

                  On the date of this Agreement, the Company's capitalization consists of 1,000 shares of common stock, $.01 par value per share. Invisions Group is the owner of 100 shares of the common stock of the Company (the "Company Shares"), which stock represents all of the issued and outstanding capital stock of the Company. On the date of this Agreement, Invisions Group's capitalization consists of 1,500,000 shares of common stock, $.01 par value per share (the "Invisions Stock"). The Stockholders are the owners of 831,250 shares of Invisions Stock, which stock represents all of the issued and outstanding stock of Invisions Group (the "Existing Shares").

                  B.       THE STOCK PURCHASE

                  Empyrean Holdings desires to purchase from the Stockholders and the Stockholders desire to sell to Empyrean Holdings all of the Existing Shares for a purchase price of $25,600,000, subject to adjustment as provided herein.


                                    Agreement
                                    ---------

                  NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS



                  1.1. Definitions. In this Agreement, the following terms have
                       -----------
the meanings specified or referred to in this Section 1.1 and shall be equally
                                              -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

                  "AA" shall mean Arthur Andersen, L.L.P. and its successors.

                  "Acquisition" has the meaning specified in the beginning of the recitals of this Agreement.

                  "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  "Audited Closing Financial Statements" has the meaning specified in Section 2.8.
             -----------
                  "BSG" has the meaning specified in Section 4.10.
                                                     ------------

                  "Business" has the meaning specified in the first recital of the Agreement.

                  "Cash Purchase Price" shall have the meaning assigned to such term in Section 2.2(a).
        --------------

                  "Closing" means the closing of the Acquisition.

                  "Closing Date" has the meaning specified in Section 2.6.
                                                              -----------

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means the common stock, par value $.01 per share, of Empyrean Holdings.

                  "Company" has the meaning specified in the first paragraph of this Agreement.

                  "Company Shares" has the meaning specified in Recital A of the
                                                                ---------
Agreement.

                  "Confidential Information" means (i) the terms and provisions of this Agreement and the Acquisition and (ii) all confidential information (for purposes of this Agreement, confidential information shall refer to all information which is the subject of reasonable efforts by the Company to maintain its non-public character or to otherwise prevent such information from becoming widely known) and trade secrets of the Company or its Affiliates including, without limitation, any of the same comprising the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (a) which is disclosed pursuant to subpoena or other legal process, (b) which has been publicly disclosed, or (c) which is disclosed to any third party not in breach of a confidentiality agreement.

                  "Contracts" has the meaning specified in Section 3.15.
                                                           ------------

                  "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

                  "Disclosure Schedule" means the Disclosure Schedule attached to this Agreement pursuant to which exceptions to Invisions Group's, the Stockholders' and the Company's specific representations and warranties set forth in Article III (and listed on a Section-by-Section basis) are disclosed to
         -----------
Empyrean Holdings pursuant to said Article III.
                                   -----------

                  "Employee Welfare Benefit Plan" means "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

                  "Empyrean Holdings" has the meaning specified in the first paragraph of this Agreement.

                  "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or restrictive covenant.

                  "Environmental and OSHA Obligations" has the meaning specified in Section 3.12.
   ------------

                  "Equitable Exceptions" shall have the meaning specified in
Section 3.6.
-----------
                  "Equity Agreements" means (i) the Stockholders Agreement dated August 12, 1999 between Empyrean Holdings and its stockholders and (ii) the Registration Rights Agreement dated August 12, 1999 between Empyrean Holdings and its stockholders.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" means First Union National Bank, N.A.

                  "Escrow Agreement" means the Escrow Agreement to be executed by and among the Stockholders, Empyrean Holdings and the Escrow Agent in the form of Exhibit B.
        ---------

                  "Escrow Period" has the meaning specified in Section 2.7.
                                                               -----------

                  "Escrow Sum" has the meaning specified in Section 2.7.
                                                            -----------

                  "Existing Shares" has the meaning specified in Recital A of
                                                                 ---------
the Agreement.

                  "Financial Statements" has the meaning specified in Section
                                                                      -------
3.7.
---
                  "Force Majeure" shall mean any failure or delay caused by acts of god, flood, fire, war or terrorism or any failure or delay caused by a governmental blockage of all currency transactions between a foreign Governmental Body and the United States of America.

                  "Funded Indebtedness" means all (i) indebtedness of the Company for borrowed money, including borrowings under the Company's revolving credit facility with Riggs Bank, N.A; (ii) other interest-bearing indebtedness;
(iii) capital lease obligations of the Company; (iv) obligations of the Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable in the ordinary course of business; (v) indebtedness of others guaranteed by the Company or secured by an Encumbrance on the Company's property; and (vi) indebtedness of the Company under extended credit terms of more than 60 days from vendors provided to the Company.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied.

                  "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body having jurisdiction over the Company, Invisions Group and/or the Stockholders.

                  "Governmental Permits" has the meaning specified in Section
                                                                      -------
3.10.
----
                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

                  "IRS" means the Internal Revenue Service.

                  "Indemnifiable Costs" has the meaning specified in Section
                                                                     -------
8.1.
---
                  "Indemnified Parties" has the meaning specified in Section
                                                                     -------
8.1.
---
                  "Invisions Group" has the meaning specified in the first paragraph of this Agreement.

                  "Invisions Stock" has the meaning specified in Recital A of
                                                                 ---------
the Agreement.

                  "Intellectual Property" shall mean all of the following as they are related primarily to the Business: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

                  "Knowledge of the Company" (whether or not capitalized) shall mean actual knowledge, after reasonable inquiry within the Company to employees with responsibility for the subject matter in question, of the Stockholders and the officers and key employees of the Company. "Knowledge of the Stockholders" (whether or not capitalized) shall mean actual knowledge of the Stockholders.

                  "Leases" shall mean the real property leases set forth on Exhibit J.
---------

                  "Majority Sellers" or "Majority Stockholders" shall mean Leo Mullen and Helene Patterson.

                  "Material" (whether or not capitalized) shall, where appropriate in context of its use in making the representations and warranties set forth in Article III, be deemed to mean an amount of money greater than
             -----------
$50,000 individually or $100,000 in the aggregate.

                  "Material Adverse Change" or "Material Adverse Effect" means a material adverse change or effect on the assets, properties, Business, operations, liabilities or financial condition of the Company and its subsidiaries, taken as a whole. In determining whether a "Material Adverse Change" or "Material Adverse Effect" has occurred in the context of the use of such terms in the Company's, Invisions Group's and Stockholders' representations and warranties set forth in Article III, such terms shall refer to the
                            -----------
occurrence of any single event, or any series of related events, or set of related circumstances, which results or likely will result in a loss to the Company, in excess of $50,000 per occurrence or $100,000 in the aggregate.

                  "Minimum Cash Deficit" has the meaning specified in Section
                                                                      -------
6.8.
---
                  "Net Working Capital" shall equal the Company's total current assets (including cash and cash equivalents) minus its total current liabilities (other than liabilities associated with the lease and occupancy of new office space by the Company in Bethesda, Maryland) including, without limitation, borrowings under the Company's revolving credit facility with Riggs National Bank, N.A., any cash to accrual liability borne by the Company and any change in control payments due to employees, subcontractors, vendors or customers as a result of the Acquisition contemplated hereby, each as calculated in accordance with GAAP. For purposes of computing Net Working Capital, current liabilities shall not include (i) liabilities associated with the lease, tenant improvements and occupancy of new office space by the Company in Bethesda, Maryland, (ii) liabilities incurred in connection with the Company's rebranding efforts on behalf of Empyrean Holdings, (iii) employee income tax withholding amounts to the extent reflected in the Company's accrued payroll liabilities; (iv) the employees' share of employment taxes resulting from the exercise of Options pursuant to Section 2.4 or (v) the employer's share of employment taxes
            -----------
resulting from the exercise of Options pursuant to Section 2.4 to the extent, based on reasonable projections made as of the Closing Date of the compensation to be received from the Company or its successor assuming continued employment by each optionee through the end of calendar year 1999, the exercise of the Options results in an acceleration of liability for the employer's share of employment taxes that the Company would have incurred for calendar year 1999 even if such Option exercises had not occurred. Current assets shall not include any offsetting current receivables from the employees for such amounts of income and employment tax withholding related to the exercise of Options.

                  "Net Working Capital Adjustment" has the meaning specified in
Section 2.9.
-----------
                  "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.
(S)(S) 651 et seq., any amendment thereto, and any regulations promulgated
           -- ---
thereunder.

                  "Option Plan" has the meaning specified in Section 2.4 of the
                                                             -----------
Agreement.

                  "Option Shares" has the meaning specified in Section 2.4 of
                                                               -----------
the Agreement.

                  "Options" has the meaning specified in Section 2.4 of the
                                                         -----------
Agreement.

                  "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not an Employee Benefit Plan within the meaning of Section 3(3) of ERISA.

                  "Permitted Exception" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) purchase money security interest liens solely on the property acquired pursuant to such credit purchase, (d) leases for personal property not reflected as owned on the Financial Statements or (e) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

                  "Preferred Stock" means the Convertible Class A Preferred Stock, par value $.01 per share of Empyrean Holdings.

                  "Projected Net Working Capital" means $1,000,000.

                  "Purchase Price" has the meaning specified in Section 2.1.
                                                                -----------

                  "Recapitalization Agreement" means that certain
Recapitalization Agreement dated August 11, 1999 by and among BSG Holdings, Inc., the stockholders of BSG Holdings, Inc., Thayer Itech Holdings, LLC and Empyrean Holdings.

                  "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

                  "Seller Notes" has the meaning specified in Section 2.2(b).

                  "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

                  "Tax" or "Taxes" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amounts imposed thereon by any Governmental Body.

                  "Tax Authority" means any Governmental Body for which any Tax Returns are filed or any Taxes are paid.

                  "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.


                                   ARTICLE II
                                 STOCK PURCHASE

                  2.1. Stock Purchase. On the Closing Date and subject to the
                       --------------
terms and conditions set forth in this Agreement, the Stockholders shall sell and deliver to Empyrean Holdings all of the Existing Shares, free and clear of all Encumbrances, other than Permitted Exceptions and the restrictions imposed by federal and state securities laws. The total purchase price for the Existing Shares (the "Purchase Price") shall be equal to $25,600,000, subject to any adjustment required to be made pursuant to Sections 2.3, 2.4, 2.5, 2.8 and 2.9
                                           ---------------------------     ---
below.

                  2.2. Payment of Purchase Price. On the Closing Date and
                       -------------------------
subject to the terms and conditions set forth in this Agreement, Empyrean Holdings shall pay the Purchase Price for the Existing Shares to the Stockholders. The Purchase Price shall be payable as follows:

                       (a) an aggregate of $18,300,000 shall be paid at Closing by wire transfer of immediately available funds to the Stockholders' accounts as specified in Exhibit G
             ---------
hereto (the "Cash Purchase Price"), subject to adjustment as provided in Sections 2.3, 2.4 and 2.5;
-----------------     ---

                       (b) $2,650,000 shall be paid in the form of Seller Notes to the Stockholders in the form of Exhibit A hereto (the "Seller Notes"), which
                                   ---------
shall be delivered by Empyrean Holdings to the Escrow Agent at Closing pursuant to Section 2.7 below to serve as a portion of the Escrow Sum (as defined below);
   -----------

                       (c) $1,000,000 shall be paid in cash to the Escrow Agent at Closing pursuant to Section 2.7 below to serve as a portion of the Escrow Sum
                       -----------
(as defined below); and

                       (d) $3,650,000 shall be paid in the form of 1,825,000 shares of Common Stock and 3,467.5 shares of Preferred Stock to all Stockholders who execute a Stockholder Subscription Agreement in form of Exhibit U hereto,
                                                            ---------
with such Common Stock and Preferred Stock to be allocated among the Stockholders in the amounts specified in Exhibit G hereto.
                                         ---------

                  2.3. Funded Indebtedness Adjustment. The Cash Purchase Price
                       ------------------------------
will be adjusted downward by the amount, if any, by which the Company's Funded Indebtedness exceeds $425,000 as of the Closing Date.

                  2.4. Exercise of Options and Purchase of Option Shares.
                       -------------------------------------------------

                       (a) Prior to the Closing, Invisions Group shall amend
The Invisions Group, Ltd. Stock Option Plan (the "Option Plan") and all options that are outstanding under the Plan immediately prior to the Closing (the "Options") to provide (i) that a "Change of Control" pursuant to the Option Plan shall be deemed to occur immediately prior to the Closing and (ii) that upon the occurrence of such a "Change of Control" (which shall have been designated by Leo Mullen in a letter prior to Closing) the sole method of exercising an Option is by means of withholding shares of Invisions Stock with an aggregate fair market value equal to the aggregate exercise price of the Options exercised (i.e., a "cashless" exercise), Invisions Group and the Stockholders shall use commercially reasonable efforts to ensure that at or prior to the Closing all holders of Options outstanding immediately prior to the Closing exercise all of their Options by means of the "cashless" exercise feature. As of the date of this Agreement, the holders of all Options, the number of Options held by each, the strike price of each Option, and the number of Invisions Shares (the "Option Shares") each holder of Options would receive upon the "cashless" exercise thereof are set forth on Exhibit V.
                         ---------
                       (b) On or prior to the Closing Date, Invisions Group, the Stockholders and Empyrean Holdings shall use commercially reasonable efforts to cause each holder of Options to enter into an Option Share Purchase Agreement with Empyrean Holdings, in the form of Exhibit W, pursuant to which agreements
                                       ---------
Empyrean Holdings will purchase from the Option holders, at the Closing by wire transfer to the Company, which will act as the holders' designated agent, which will then pay the holders by check as specified in the respective Option Share Purchase Agreements, all Option Shares held by such holders for a purchase price of $27.07 per

Option Share. The Option Share Purchase Agreements shall provide for the remittance of a portion of the purchase price due to a former holder of Options directly to the Company to pay any withholding taxes due by such former holder upon the exercise of his or her Options.

                       (c) The Cash Purchase Price will be reduced by the sum of
(x) the aggregate amount of payments made by Empyrean Holdings pursuant to all Option Share Purchase Agreements and (y) the aggregate amount that would have been paid to all holders of Options who do not enter into Option Share Purchase Agreements had all such persons entered into Option Share Purchase Agreements. In addition, the Cash Purchase Price will be reduced, on a dollar-for-dollar basis, by the amount, if any, by which the cost of the payments required by the preceding sentence would be less than $2,000,000, but in no event shall such adjustment exceed $600,000.

                  2.5. Financial Condition. The Company's Net Working Capital at
                       -------------------
the Closing (as determined based on the Company's preliminary closing balance sheet prepared not more than five days prior to the Closing Date) shall not be less than Projected Net Working Capital and the Company shall continue to have at least $100,000 in cash and cash equivalents on hand at the Closing or the Cash Purchase Price payable at Closing will be reduced by the amount of such deficit(s).

                  2.6. Closing. The Closing of the Acquisition shall take place
                       -------
at 10:00 a.m., Eastern Time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W. in Washington, D.C. on November 3, 1999, or on a date mutually agreed to by the parties (which date shall be as soon as practicable following the date on which all of the conditions to Closing set forth in Sections 7.1 and
                                                                ------------
7.2 have been satisfied) (the "Closing Date").
---
                  2.7. Escrow Arrangements. Pursuant to the Escrow Agreement to
                       -------------------
be entered into among Stockholders, Empyrean Holdings and the Escrow Agent, the Seller Notes and $1,000,000 of the Purchase Price shall be delivered by Empyrean Holdings to the Escrow Agent at Closing (such Seller Notes and the monies paid, together with all interest accrued thereon, is hereinafter referred to as the "Escrow Sum"). The Escrow Sum shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by Stockholders to Empyrean Holdings or the Company pursuant to the provisions of the Net Working Capital Adjustment or for indemnification claims pursuant to
Article VIII hereof. The Escrow Sum shall be reduced to an amount equal to the
------------
aggregate amount of the Seller Notes then outstanding (plus any good faith indemnification or Net Working Capital Adjustment claims then pending against the cash portion of the Escrow Sum) within five days after the 120th day following the Closing Date. The payments made to the Stockholders to effect such reduction shall be made in cash to the Stockholders at their accounts set forth in Exhibit G as updated from time to time. To the extent claims against the
   ---------
Escrow Sum are determined in favor of the Stockholders, all amounts reserved against the Escrow Sum in connection with such claims shall be remitted to the Stockholders as soon as practicable following any such determination. On the first anniversary of the Closing Date (such one-year period being referred to herein as the "Escrow Period"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Empyrean Holdings in accordance with the terms of the Escrow Agreement and this

Agreement (together with any interest on such remaining portion of the Escrow
Sum) shall be disbursed to the Stockholders. All disbursements at the expiration of the Escrow Period shall be paid in cash or pursuant to the Seller Notes, as applicable, to the Stockholders at their accounts set forth in Exhibit G as
                                                               ---------
updated from time to time. Stockholders and Empyrean Holdings agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

                  2.8. Closing Audit. Within 120 days following the Closing
                       -------------
Date, there shall be delivered to Empyrean Holdings and to Stockholders an audit of the Company's balance sheet as of the Closing Date (the "Audited Closing Financial Statements"). The Audited Closing Financial Statements shall be audited by AA in accordance with GAAP. The Majority Stockholders shall be afforded a reasonable opportunity to review the audit results (including any work papers prepared in connection therewith). The cost of preparing the Audited Closing Financial Statements shall be paid by Empyrean Holdings. In the event that the Majority Stockholders or Empyrean Holdings disputes an item in the Audited Closing Financial Statements, the Company shall select and retain an independent "Big Five" accounting firm (the "Independent Accountants") to review the disputed matter(s) on the Audited Closing Financial Statements. In conducting such review, AA shall provide the Independent Accountants with customary access to the work papers of AA utilized in preparing the Audited Closing Financial Statements. The final determination of such disputed matter(s) by the Independent Accountants shall be utilized to determine all adjustments described in Section 2.9 below and shall be final and binding on the parties
             -----------
solely for such purposes. The cost of retaining the Independent Accountants shall be borne equally by Persons disputing the Audited Closing Financial Statements and the Company. If there is no such dispute, the Audited Closing Financial Statements shall be utilized to determine all such adjustments and shall be likewise final and binding.

                  2.9. Post-Closing Net Working Capital Adjustment. The Purchase
                       -------------------------------------------
Price will be adjusted upward or downward, on a dollar-for-dollar basis, to reflect the increase or decrease, if any, in Net Working Capital as reflected on the Audited Closing Financial Statements from the Projected Net Working Capital (the "Net Working Capital Adjustment"). The Net Working Capital Adjustment shall be determined by referring to the Audited Closing Financial Statements. In the event that the Net Working Capital Adjustment results in an increase in the Purchase Price, then Empyrean Holdings shall pay such amount to the Stockholders in immediately available funds within 15 days of delivery of the Audited Closing Financial Statements as finally determined in accordance with Section 2.8 above.
                                                              -----------
In the event that the Net Working Capital Adjustment results in a decrease in the Purchase Price, then the amount of any such decrease shall be payable to Empyrean Holdings (i) first, from the Escrow Sum in immediately available funds within 15 days of the final determination of the Net Working Capital Adjustment up to the aggregate cash portion of the Escrow Sum and (ii) second, the balance, if any, by the Stockholders in immediately available funds within 15 days of the final determination of the Net Working Capital Adjustment. All payments required to be paid by

Stockholders or the Escrow Agent pursuant to this Section 2.9 shall be deemed to
                                                  -----------
be a downward adjustment to the Purchase Price and shall not be controlled or limited by any provision contained in Article VIII hereof.
                                      ------------

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                OF THE COMPANY, INVISIONS GROUP AND STOCKHOLDERS

         Except as set forth on the Disclosure Schedule attached hereto (which Disclosure Schedule identifies the exception and references the applicable representation so qualified), the Company, Invisions Group and Stockholders jointly and severally represent and warrant to Empyrean Holdings that:

                  3.1. Capitalization. The authorized capital stock of Invisions
                       --------------
Group immediately prior to Closing consists of 1,500,000 shares of Invisions Stock, 831,250 of which being the Existing Shares, are issued and outstanding, and 97,992 of which, being the Option Shares, will be issued and outstanding immediately prior to the Closing, assuming exercise of all Options pursuant to
Section 2.4. All of the Existing Shares are, and all of the Option Shares,
-----------
assuming exercise of all Options pursuant to Section 2.4 immediately prior to
                                             -----------
the Closing, will be, duly authorized, validly issued, fully paid, and nonassessable. All of the Existing Shares are owned of record and beneficially by the Stockholders in the amounts set forth on Exhibit H hereto. All of the
                                                ---------
Option Shares, assuming exercise of all Options pursuant to Section 2.4
                                                            -----------
immediately prior to the Closing, will be owned of record and beneficially by the persons and in the amounts set forth on Exhibit V. None of the Existing
                                            ---------
Shares was issued, and none of the Option Shares will be issued, in violation of any preemptive, right of first offer or refusal or preferential rights of any Person. The authorized capital stock of the Company consists of 1,000 shares of common stock, 100 of which being the Company Shares are issued and outstanding. All of the Company Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Company Shares are owned of record and beneficially by Invisions Group. None of the Company Shares was issued in violation of any preemptive, right of first offer or refusal or preferential rights of any Person.

                  3.2. No Liens on Shares. Invisions Group owns the Company
                       ------------------
Shares and the Stockholders own all of the Existing Shares, free and clear of any Encumbrances other than the rights and obligations arising under this Agreement and Permitted Exceptions, and none of the Existing Shares or the Company Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Existing Shares or the Company Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. At Closing pursuant to the Acquisition, the Stockholders will each have full power and authority to convey good and marketable title to the Existing Shares, free and clear of any Encumbrances other than the restrictions imposed by federal and state securities laws.

                  3.3. Subsidiaries. The Company does not own, directly or
                       ------------
indirectly, any capital stock or ownership interests in any Person. The Stockholders do not own any capital stock or ownership interests in any other Person engaged in the Business other than Existing Shares in Invisions Group (other than ownership of a publicly-held corporation of which the Stockholders, or any of them, own, or has real or contingent rights to own, less than five percent of any class of outstanding securities). Invisions Group does not own any capital stock or ownership interests in any other Person other than the Company.

                  3.4. Other Rights to Acquire Capital Stock. Except as set
                       -------------------------------------
forth in this Agreement in respect of Empyrean Holdings' rights to acquire the Existing Shares and the Options, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from either Invisions Group or the Company any equity or debt securities of the Invisions Group or the Company, or securities convertible into or exchangeable for equity or debt securities of Invisions Group or the Company, and there are no shares of capital stock of Invisions Group or the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require Invisions Group or the Company to issue, sell or deliver any additional shares of its capital stock.

                  3.5. Due Organization. The Company is a corporation duly
                       ----------------
organized, validly existing, and in good standing under the laws of the State of Maryland and has full corporate power and authority to own and lease its properties and assets and to carry on the Business as now conducted. Invisions Group is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full corporate power and authority to own and lease its properties and assets and to carry on the Business as now conducted. Complete and correct copies of the Articles of Incorporation and Bylaws of the Company and the Articles of Incorporation and Bylaws of Invisions Group, and all amendments thereto, have been delivered to Empyrean Holdings and are attached hereto as Exhibits I-1, I-2, I-3 and I-4,
                                             ------------  ---  ---     ---
respectively. There is no other jurisdiction in which the nature of the Business or the ownership of its properties requires qualification to do business except where the failure to be so qualified does not and could not reasonably be expected to have a Material Adverse Effect. The Company has a representative office in Paris, France.

                  3.6. Due Authorization. The Company, Invisions Group and the
                       -----------------
Stockholders each have full power and authority to execute, deliver and perform this Agreement and to carry out the Acquisition. The execution, delivery, and performance of this Agreement and the Acquisition have been duly and validly authorized by all necessary corporate action of the Company and Invisions Group. This Agreement has been duly and validly executed and delivered by the Company, Invisions Group and Stockholders and constitutes the valid and binding obligations of the Company, Invisions Group and Stockholders, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "Equitable Exceptions"). The execution, delivery, and performance of this Agreement and the Acquisition (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company, Invisions Group and Stockholders, do not
(a) violate any

Requirements of Laws or any Court Order of any Governmental Body applicable to the Company, Invisions Group or Stockholders, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any Contract to which the Company, Invisions Group or Stockholders are a party, or by which any of them or any of their respective property is bound, (c) permit the acceleration of the maturity of any Material indebtedness of, or indebtedness secured by the property of, the Company, Invisions Group or Stockholders, (d) violate or conflict with any provision of the charter or bylaws of the Company or Invisions Group, or (e) except for filings or approvals under the HSR Act and such consents, approvals, or registrations as may be required under applicable state securities laws, require any material consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

                  3.7. Financial Statements. The following financial statements
                       --------------------
of Invisions Group and the Company have been delivered to Empyrean Holdings by the Company: a consolidated unaudited balance sheet of Invisions Group as of September 30, 1999 and an audited consolidated balance sheet of Invisions Group as of June 30, 1999; audited consolidated statements of operations and cash flows of Invisions Group for the year ended June 30, 1999; and unaudited consolidated statements of operations and cash flows of Invisions Group for the three months ended September 30, 1999 (collectively, the "Financial Statements"). Copies of the Financial Statements are included in the Disclosure
                                                                     ----------
Schedule hereto. Other than the Financial Statements as of and for the three
--------
months ended September 30, 1999 (the "Most Recent Financial Statements"), the Financial Statements have been prepared in accordance with GAAP and the Most Recent Financial Statements to the Company's Knowledge have been prepared in accordance with GAAP except as set forth in Section 3.7 of the Disclosure Schedule. The audited Financial Statements and the Most Recent Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods indicated and fairly present the financial position, results of operations and changes in financial position of Invisions Group and the Company as of the indicated dates and for the indicated periods and are consistent with the books and records of Invisions Group and the Company (which books and records are correct and complete in all material respects). Since the date of the last of such Financial Statements, the Company has incurred no Material liabilities required by GAAP to be reflected on the Company's balance sheet or notes thereto nor any other obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) Material (in amount or to the conduct of the Business); and neither the Company nor Stockholders have Knowledge of any basis for the assertion of any such Material liability or obligation. Since June 30, 1999, the Company has not experienced any Material Adverse Change.

                  3.8. Certain Actions. Since June 30, 1999, neither Invisions
                       ---------------
Group nor the Company has, except as disclosed on any of the Financial Statements or notes thereto: (a) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness of any Stockholder; (b) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever in excess of $10,000 in the aggregate; (c) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (d) canceled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $10,000 individually or $50,000 in the aggregate; (e) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any Material damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (f) amended its articles of incorporation or bylaws; (g) outside the ordinary course of business, paid or made a commitment to pay any severance or termination payment to any employee or consultant; (h) made any Material change in its method of management operation, accounting or reporting of income or deductions for tax purposes or any change outside the ordinary course of the Business in the Company's working capital; (i) made any Material acquisitions, made any Material capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $50,000; (j) made any investment or commitment therefor in any Person; (k) made any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (A) wages and salaries and business expenses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or Stockholders of Invisions Group or the Company; (l) made, amended or entered into any written employment contract with any officers or key employees of the Company listed on Exhibit D hereto or created or made any Material change in any bonus, stock
---------
option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (m) made or entered into any Contract greater than the smallest of the Contracts scheduled in accordance with Section 3.15 of the Disclosure Schedule; (n) made or entered into any agreement granting any Person any registration or offer rights in respect of the Invisions Group or the Company's capital stock; (o) entered into any non-competition agreement restricting the Company from engaging in the Business; (p) made or entered into any employment agreement or other agreement or other arrangement with any officer, director, Stockholder or Affiliate of Invisions Group or the Company; or (q) amended, experienced a termination or received notice of actual or threatened termination or non-renewal of any Material contract, agreement, lease, franchise or license to which the Company is a party that could reasonably be expected to have a Material Adverse Effect.

                  3.9. Properties. Attached hereto as Exhibit J is a list
                       ----------                     ---------
containing a description of each interest in real property (including, without limitation, leasehold interests) and each item of personal property utilized by the Company in the conduct of the Business having a book or fair market value in excess of $10,000 as of the date hereof. Except for Permitted Exceptions, such real and personal properties are free and clear of Encumbrances. Stockholders and the Company have delivered to Empyrean Holdings copies of all real property leases and a lien search obtained from the counties where the Company conducts business and the Maryland State Department of Assessments and Taxation of all UCC liens of record against the Company's personal property in the State of Maryland. All of the properties and assets necessary for continued operation of the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are reasonably suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $10,000 in the aggregate on the Company's Financial Statements, the physical properties of the Company, including the real properties leased by the Company, are in good operating condition. Except for Permitted Exceptions, the Company has title to all such properties and assets that are owned by the Company. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except for Permitted Exceptions, no restrictive covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated. All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby, except for the Equitable Exceptions. All facilities leased by the Company have received all material approvals from any Governmental Body (including Governmental Permits) required to be obtained by the Company in connection with the operation of the Business and have been operated and maintained in accordance with all material Requirements of Laws applicable to the Company as a lessee thereof. The Company owns no real property.

                  3.10. Licenses and Permits. Attached hereto as Exhibit K is a
                        --------------------                     ---------
list of all material licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "Governmental Permits"). The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and the Company has not received notification from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof. All of such Governmental Permits are valid and in full force and effect. No additional Governmental Permits are required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permits, if not obtained, would individually or in the aggregate have a Material Adverse Effect.

                  3.11. Intellectual Property. Attached hereto as Exhibit L is a
                        ---------------------                     ---------
list and a brief description of all material Intellectual Property owned or utilized by the Company. The Company has furnished Empyrean Holdings with copies of all material license agreements (including software licensing agreements) to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. The Company has legal title to or the right to use all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how utilized in the conduct of the Business as presently conducted and as currently proposed to be conducted by the Company's current management, without the payment of any royalty or similar payment, and the Company is not infringing on any Intellectual Property right of others and neither the Company nor Stockholders have Knowledge of any infringement by others of any such rights owned by the Company. The Company has not received notice of any charge, claim, demand, complaint, action, suit, hearing, proceeding or investigation which challenges the Company's ownership or licensing of any Intellectual Property, the Company's current uses or the Company's compliance with the terms and conditions of any contracts, licenses, agreements or Court Orders involving the Intellectual Property. Exhibit L contains a complete list of filings made with any Governmental Bodies
---------
with regard to the Intellectual Property. All licenses set forth on Exhibit L
                                                                    ---------
are valid and binding obligations of the Company, and, to the Knowledge of the Company, the other parties thereto, enforceable against the Company, and, to the Knowledge of the Company, the other parties thereto, in accordance with their respective terms, except for the Equitable Exceptions. The Company owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the Business of the Company as presently conducted. The Company's use of each item of the Intellectual Property owned or licensed by Company (i) will not be terminated as a result of the Acquisition contemplated hereby; (ii) does not interfere with the rights of any other Person based on the Company's current use of such items; (iii) are in compliance with the material terms and conditions of all license or other agreements relating to such items; and (iv) does not violate any material Requirements of Laws or Courts Orders applicable to the Company or, to the Company's Knowledge, any other party to any material license or other agreement relating to such Intellectual Property. The Company is not in default (whether or not after the giving of notice or the lapse of time or both) under any material license, contract or other agreement relating to any Intellectual Property.

                  3.12. Compliance with Laws. The Company has (i) complied in
                        --------------------
all material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all material statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and (ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, the Solid Waste Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "Environmental and OSHA Obligations") and all other Governmental Body requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the Knowledge of the Company and Stockholders, no such claim is reasonably anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental and OSHA Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

                  3.13. Insurance. Attached hereto as Exhibit M is a list of all
                        ---------                     ---------
coverages for fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to the Company. Copies of the binder for all such insurance policies have been delivered to Empyrean Holdings. The insurance maintained by the Company is customary and reasonably adequate for companies engaged in the Business. To the best of the Company's and Stockholders' Knowledge, no event relating to the Company has occurred which will result in
(i) cancellation of any such insurance coverages; (ii) a retroactive upward adjustment of premiums under any such insurance coverages; or (iii) any prospective upward adjustment in such premiums. All of such insurance coverages will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby. The Company is not in default under any such insurance policies.

                  3.14. Employee Benefit Plans.
                        ----------------------

                        (a) Employee Welfare Benefit Plans and Other
                            ----------------------------------------
     Arrangements. Except as disclosed on Section 3.14(a) of the Disclosure
     ------------                         ---------------
     Schedule, the Company does not maintain or contribute to any Employee Welfare Benefit Plan or Other Arrangement (each a "plan"). With respect to each such plan: (i) the plan is in compliance with, and, except as set forth on Schedule 3.14, the Company does not have any liability under
              -------------
     ERISA, the Code or any Requirements of Law; (ii) the plan has been administered in accordance with its governing documents; (iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no litigation, arbitration or disputed claim outstanding; and (v) all premiums due on any insurance contract through which the plan is funded have been paid. All Employee Welfare Benefit Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA. All Employee Welfare Benefit Plans comply with and have been administered in compliance with the requirements of the (i) Health Insurance Portability and Accountability Act of 1996, to the extent applicable, and applicable proposed or final regulations, and (ii) Mental Health Parity Act of 1996, to the extent applicable.

                        (b) Employee Pension Benefit Plans. Except as set forth
                            ------------------------------
     in Section 3.14(b) of the Disclosure Schedule, the Company does not
        ---------------
     maintain or contribute to any arrangement that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in
     Section 3(2) of ERISA. With respect to each such plan: (i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in compliance with ERISA and all other applicable Requirements of Laws; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan have been made to or on behalf of the plan or accrued in accordance with GAAP; (ix) there is no litigation, arbitration or disputed claim outstanding; (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis; and (xi) a favorable determination letter from the IRS has been received by the Company with respect to such plan stating that such plan is so qualified; and there are no circumstances which would cause such plan to lose such qualified status.

                        (c) Employment and Non-Tax Qualified Deferred
                            -----------------------------------------
     Compensation Arrangements. Except as set forth on Section 3.14(c) of the
     -------------------------                         ---------------
     Disclosure Schedule, the Company does not maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be and that is not a tax qualified arrangement under Section 401(a) of the Code.

                  3.15. Contracts and Agreements. Exhibit N hereto contains a
                        ------------------------  ---------
list of all customer contracts that provide for payments to the Company in excess of $100,000 in the aggregate during any 12 month period beginning July 1, 1998, all employment contracts involving annual salaries greater than $60,000 and all employment contracts with general managers or officers of the Company. Exhibit N also contains a list of the 30 largest contracts (in terms of
---------
aggregate payments made or received with respect thereto since July 1, 1998) to which the Company is a party or by which the Company or its properties are bound, a list of any real estate or office building leases involving the Company and a list of any contract or agreements, if any, prohibiting the Company from freely engaging in the Business anywhere in the world (collectively, the "Contracts"). The Company is not and, to the Knowledge of Stockholders and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company) under any of the Contracts, and the Company has not waived any Material right under any of the Contracts. All of the Contracts to which the Company is a party are legal, valid, binding, enforceable and in full force and effect and will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby, except for the Equitable Exceptions. The Company has not guaranteed any obligations of any other Person. The Company has no present expectation or intention of not fully performing all of its obligations under any Contract, the Company has no Knowledge of any breach or anticipated breach by the other parties to any Contract and the Company has not received notice of actual or threatened termination or non-renewal of any Contract.

                  3.16. Claims and Proceedings. There are no claims, actions,
                        ----------------------
suits, proceedings, or investigations pending or, to the Knowledge of the Stockholders or the Company, threatened against or affecting the Company or any of its properties or assets, at law or in equity, before or by any court, municipality or other Governmental Body. To the extent any are disclosed on the Disclosure Schedule, none of such claims, actions, suits, proceedings, or investigations, if adversely determined, will individually or in the aggregate result in any Material Adverse Effect to the Company. The Company has not been, and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental

Body. No inquiry, action or proceeding has been instituted or, to the Knowledge of the Stockholders or the Company, threatened or asserted against the Stockholders, Invisions Group or the Company to restrain or prohibit the carrying out of the Acquisition or to challenge the validity of the Acquisition or any part thereof or seeking damages on account thereof. To the Knowledge of the Company and Stockholders there is no basis for any such valid claim or action.

            3.17. Taxes.
                  -----

                  (a) All Federal, foreign, state, county and local and other Taxes due from Invisions Group or the Company on or before the Closing have been paid and all Tax Returns which are required to be filed by Invisions Group or the Company on or before the date hereof have been filed within the time and in the manner provided by all Requirements of Laws or extensions were timely filed, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of Invisions Group and the Company in substantially all respects. No Tax Returns of the Company or Invisions Group are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of Invisions Group or the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of Invisions Group and the Company's Tax liabilities for the respective periods then ended and all prior periods. Neither Invisions Group or the Company has executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and, to the Knowledge of the Stockholders or the Company, there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes. For Governmental Bodies with respect to which neither Invisions Group nor the Company files Tax Returns, no such Governmental Body has given Invisions Group or the Company written notification that such corporation is or may be subject to taxation by that Governmental Body. Invisions Group and the Company have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, Stockholder, creditor, independent contractor or other party. Invisions Group and the Company have each properly reflected for tax purposes in accordance with all Requirements of Laws the status of all independent contractors, consultants and subcontractors. There are no Tax liens on any of the property or assets of Invisions Group or the Company.

                  (b) Neither the Company, Invisions Group nor any other corporation has filed an election under Section 341(f) of the Code that is applicable to Invisions Group, the Company or any assets held by the Company. Neither Invisions Group nor the Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. Neither Invisions Group nor the Company has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Neither Invisions Group or the Company is a party to any Tax allocation or sharing agreement. During the past seven years, each of Invisions Group and the Company has not and has never been (nor does Invisions Group or the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of which return year any corporation other than Invisions Group or the Company also was a member of the affiliated group.

                  (c) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the sale of the Existing Shares pursuant to this Agreement.

                  (d) The Company and Invisions Group have each never made a valid election under Section 1362 of the Code and any corresponding state or local provisions to be an S corporation within the meaning of Section 1361 of the Code for all taxable years (or portions thereof) since inception. Neither Invisions Group nor the Company has, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined in whole or in part by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any other corporation that is a qualified subchapter S subsidiary.

                  (e) Neither Invisions Group nor the Company will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date: (ii) as a result of the Acquisition contemplated hereby, (iii) as a result of any "closing agreement," as described in Code (S) 7121 (or any corresponding provision of state, local or foreign income Tax law) entered into on or prior to the Closing Date, (iv) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, or (v) as a result of any prepaid amount received on or prior to the Closing Date.

            3.18. Personnel. Empyrean Holdings has been provided with a list
                  ---------
of the names and annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual base salary as of October 15, 1999 exceeds $60,000 and the employment agreements, if any, pertaining to such employees. Exhibit O also summarizes the bonus, profit
                                   ---------
sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's fiscal year ended June 30, 1999 and to the date hereof. The employee relations of the Company are generally good, there has been no unusual level of employee departures and there is no pending or, to the Knowledge of Stockholders or the Company, threatened labor dispute or union organization campaign. None of the employees of the Company is covered by a collective bargaining agreement. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, including, without limitation, the Fair Labor Standards Act of 1938, immigration hiring, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices. Neither the Company or Stockholders has Knowledge that any Person listed on Exhibit D hereto will not
                                                     ---------
agree to remain employed by the Company after the consummation of the Acquisition. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the Knowledge of the Company and Stockholders, threatened against or involving the Company, and none has previously occurred.

            3.19. Business Relations. Neither the Company nor Stockholders has
                  ------------------
Knowledge that any customer, supplier or licensor engaged in doing business with the Company will cease to do business with the Company after the consummation of the Acquisition as previously conducted with the Company except for any terminations which will not, in the aggregate, result in a Material Adverse Change. Since June 30, 1999, neither the Stockholders nor the Company has received any notice of cancellation of any Material business arrangement between any Person and the Company nor do the Company or Stockholders have Knowledge that the Business will be subject to cancellation of any such business arrangement.

            3.20. Accounts Receivable; Accounts Payable; Customer Deposits;
            ---------------------------------------------------------------
Customer Revenues and Deferred Revenues.
----------------------------------------

                  (a) Accounts Receivable. All of the accounts, notes, and loans
                      -------------------
receivable that have been recorded on the books of the Company in the Financial Statements are bona fide and represent amounts validly due for goods sold or services rendered and, except for amounts reserved for as doubtful accounts in the Financial Statements, all such amounts that have been billed will be collected in full prior to March 31, 2000. With respect to such accounts, notes, and loans receivable: (i) all are free and clear of any Encumbrances; (ii) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (iii) none of the obligors thereto has given written notice that it will or may refuse to pay the full amount or any portion thereof. Lists of the Company's accounts receivable as of September 30, 1999 (including any reconciliation to the accounts receivable entry on the balance sheet included in the Most Recent Financial Statements) have been attached to the Disclosure Schedule. Since September 30, 1999, no Material Adverse Change has occurred in the payment or collection of accounts receivable of the Company.

                  (b) Accounts Payable. The aggregate amount of accounts payable
                      ----------------
reflected on the Most Recent Financial Statements are prepared in accordance with GAAP and reflect the accounts payable of the Company as of September 30, 1999.

                  (c) Customer Revenues and Deferred Revenues. Exhibit P sets
                      ---------------------------------------  ---------
forth, as of the date specified therein all deferred revenues as of such date on an aggregate basis. For the period since June 30, 1999 through September 30, 1999, the Company's revenues from customer contracts are not less than the Company's revenues from customer contracts for the period June 30, 1998 through September 30, 1998.

            3.21. Bank Accounts; Investments. Attached hereto as Exhibit Q is a
                  --------------------------                     ---------
list of all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. Exhibit Q also
                                                                  ---------
contains a list of all Material investments by the Company in any funds, accounts, securities, certificates of deposit or instruments of any Person. All of such investments are customary in form and amount for reasonably prudent treasury investments of comparable businesses, none of which involve any type of derivative, option, hedging or other speculative instrument.

            3.22. Customer Claims. No written or oral claims for breach of
                  ---------------
contract or otherwise by any customers (a "Customer Claim") has been made against the Company since July 1, 1999 which could, individually or in the aggregate, result in any Material Adverse Effect. The level of Customer Claims for the period since June 30, 1999 through the date hereof is consistent (plus or minus 5%) with past practices of the Company for the comparable period in the fiscal year ended June 30, 1999.

            3.23. Brokers. Except for Friedman, Billings, Ramsey & Co., Inc.,
                  -------
neither the Company, Invisions Group nor Stockholders have engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the Acquisition.

            3.24. Affiliated Transactions. No officer, director, Stockholder
                  -----------------------
(including the Stockholders and Invisions Group) or Affiliate of the Company or any individual related by blood or marriage to any such Person, or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, arrangement or commitment with the Company or engaged in any transaction with the Company or has any interest in any property used by the Company. No officer, director, or Stockholder of the Company or Invisions Group has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation or mutual fund of which such Person owns, or has real or contingent rights to own, less than five percent of any class of outstanding securities) or any property used in the operation of the Business.

            3.25. Funded Indebtedness; Letters of Credit; Undisclosed
                  ---------------------------------------------------
Liabilities.
-----------
                  (a) Funded Indebtedness. Other than any Funded Indebtedness
                      -------------------
which is to be repaid and discharged by Stockholders prior to Closing or will be assumed or repaid by Empyrean Holdings at or subsequent to the Closing in accordance with Section 7.1(d), the Company does not have any Funded
                --------------
Indebtedness.

                  (b) Letters of Credit. Other than those listed on Exhibit R,
                      -----------------                             ---------
the Company has no letters of credit, performance bonds or similar instruments issued on or for its account for the benefit of any of its vendors or otherwise.

                  (c) Undisclosed Liabilities. Except for normal accounts
                      -----------------------
payable and other accrued liabilities that are incurred in the ordinary course of Business since September 30, 1999, consistent with past practice, the Company does not have any Material liabilities in the aggregate (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on a corporate balance sheet or in the notes thereto, except for such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of the Company incurred prior to the Closing Date.

            3.26. Year 2000. All of the Material computer software, computer
                  ---------
firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except for any malfunctions or generations of incorrect data or results that would not individually or in the aggregate have a Material Adverse Effect. The Company has not been engaged in any year 2000 correction consulting work for customers pertaining to its work product and has received no claim or notice from any customer regarding the failure of the Company to install computer software that is year 2000 compliant.

            3.27. Information Furnished. The Company and Stockholders have made
                  ---------------------
available to Empyrean Holdings true and correct copies of all material corporate records of the Company and all material agreements, documents, and other items listed on the Exhibits and Disclosure Schedules to this Agreement or referred to in Article III of this Agreement, and neither this Agreement, the Exhibits hereto, the Disclosure Schedule, nor any written information, instrument, or document delivered to Empyrean Holdings pursuant to this Agreement contains any untrue statement of a Material fact or omits any Material fact necessary to make the statements herein or therein, as the case may be, not misleading.

All references to the Company contained in Sections 3.8 through Section 3.28 of
                                           ------------         ------------
this Article III shall also be deemed to refer to Invisions Group.
     -----------

                                   ARTICLE IV
                EMPYREAN HOLDINGS' REPRESENTATIONS AND WARRANTIES

         Empyrean Holdings represents and warrants to Stockholders, Invisions Group and the Company as follows:

            4.1. Due Organization of Empyrean Holdings. Empyrean Holdings is a
                 -------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute, deliver and perform this Agreement and to carry out the Acquisition.

            4.2. Due Authorization. The execution, delivery and performance of
                 -----------------
this Agreement, the Escrow Agreement, the Seller Notes, the Stockholder Subscription Agreement and the Equity Agreements (including the joinder of the Stockholders thereto) has been duly authorized by all necessary corporate action by Empyrean Holdings and the Agreement has been duly and validly executed and delivered by Empyrean Holdings and this Agreement, and, upon execution thereof, the Escrow Agreement, the Seller Notes, the Stockholder Subscription Agreement and the Equity Agreements, each constitutes the valid and binding obligation of Empyrean Holdings, enforceable in accordance with its terms, except for the Equitable Exceptions. The execution, delivery, and performance of this Agreement, the Seller Notes, the Stockholder Subscription Agreement and the Escrow Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Empyrean Holdings shall not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Empyrean Holdings or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Empyrean Holdings is a party or by which Empyrean Holdings or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Empyrean Holdings, (d) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Empyrean Holdings, or (e) except for filings or approvals under the HSR Act and such consents, approvals, or registrations as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

            4.3. No Brokers. Except for Steve Hurley, Empyrean Holdings has not
                 ----------
engaged, or caused to be incurred any liability for which Stockholders or Invisions Group may be liable to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the Acquisition.

            4.4. Investment. Empyrean Holdings will acquire the Existing Shares
                 ----------
and Option Shares for investment and for its own account and not with a view to the distribution thereof.

            4.5. Information Furnished. No written information,. instrument or
                 ---------------------
document delivered to the Stockholders, the Company or Invisions Group pursuant to this agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements appearing in the aforementioned items, not misleading.

            4.6. Capital Stock and Related Matters.
                 ---------------------------------

                  (a) As of the Closing and immediately thereafter, the authorized capital stock of Empyrean Holdings shall consist of 100,000,000 shares of stock, of which (i) 150,000 shares shall be designated as Preferred and (ii) 99,850,000 shares shall be designated as Common Stock. The ownership of the issued and outstanding Preferred Stock and the Common Stock are as set forth on Empyrean Capitalization Schedule hereto. As of the Closing, Empyrean Holdings
   --------------------------------
will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement and the Management Agreement dated August 12, 1999 and pursuant to the Empyrean Holdings' certificate of incorporation with respect to the Preferred Stock. As of the Closing, all of the outstanding shares of Empyrean Holdings' capital stock shall be validly issued, fully paid and nonassessable.

                  (b) Based in part on the investment representations of (i) each subscribing Stockholder in Section 10.10 hereof and in the Stockholder
                                -------------
Subscription Agreement, Empyrean Holdings has not violated in any material respect any applicable federal or state securities laws in connection with the offer, sale or issuance of any of the Common Stock and Preferred Stock, and the offer, sale and issuance of the Common Stock and Preferred Stock hereunder and pursuant to Section 2.3 hereof do not and will not require registration under
            -----------
the Securities Act or any applicable state securities laws, except for any notice filings required to be made with the State of Maryland, the Commonwealth of Virginia or the United States Securities and Exchange Commission. As of the Closing, all of the shares of Common Stock and Preferred Stock to be issued to the Stockholders shall be validly issued, fully paid and nonassessable.

            4.7. Subsidiaries; Investments. Except as set forth in the Empyrean
                 -------------------------                             --------
Capitalization Schedule, Empyrean Holdings does not own or hold any shares of
-----------------------
stock or any other security or interest in any other Person.

            4.8. Authorization of the Stock and the Seller Notes. Empyrean
                  ----------------------------------------------
Holdings has authorized the issuance and sale to the Stockholders of up to an aggregate of 3,467.5 shares of Preferred Stock and an aggregate of 1,825,000 shares of Common Stock, each having the rights and preferences set forth in the Empyrean Holdings' Certificate of Incorporation attached hereto as Exhibit Y.
                                                                   ---------
Empyrean Holdings has authorized the issuance and sale to the Stockholders of the Seller Notes having the rights set forth in the form of Seller Note attached as Exhibit A hereto.
   ---------

            4.9. Financing. Empyrean Holdings has obtained the approval of its
                 ---------
senior lenders, including without limitation, First Union Commercial Corporation, Bank of America, N.A. and First Union National Bank, as agent, to the Acquisition.

            4.10. Sprint Contract. The services contract ("Sprint Contract")
                  ---------------
between BSG Solutions, Inc., a wholly-owned subsidiary of Empyrean Holdings ("BSG"), and Sprint, Inc. ("Sprint") (which contract was attached as a schedule to the Recapitalization Agreement) is in full force and effect. Empyrean Holdings has no knowledge of any pending or anticipated termination of the Sprint Contract by Sprint.

            4.11. Financial Statements. The following financial statements of
                  --------------------
Empyrean Holdings have been delivered to the Stockholders by Empyrean Holdings: an unaudited consolidating balance sheet of Empyrean Holdings as of September 30, 1999 and unaudited consolidating statement of operations of Empyrean Holdings for the nine months ended September 30, 1999 (collectively, the "Empyrean Financial Statements"). To the Knowledge of Empyrean Holdings, the Empyrean Financial Statements have been prepared in accordance with GAAP except for normal year-end adjustments and the absence of footnotes. The Empyrean Financial Statements fairly present the financial position and results of operations of Empyrean Holdings as of the indicated dates and for the indicated periods and are consistent with the books and records of Empyrean Holdings (which books and records are correct and complete in all material respects). Since September 30, 1999, Empyrean Holdings has not experienced any Material Adverse Change.

            4.12. Compliance with Laws. Empyrean Holdings has (i) complied in
                  --------------------
all material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to its business and has filed with the proper Governmental Bodies all material statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which Empyrean Holdings or any of its employees (because of their activities on behalf of Empyrean Holdings) are subject and (ii) conducted its business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Environmental and OSHA Obligations and all other Governmental Body requirements, except where any such failure to comply or file would not, in the aggregate, have a material adverse effect on Empyrean Holdings. No claim has been made by any Governmental Body (and, to the knowledge of Empyrean Holdings, no such claim is reasonably anticipated) to the effect that its business fails to comply, in any material respect, with any Requirements of Laws, Governmental Permit or Environmental and OSHA Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

            4.13. Claims and Proceedings. There are no material claims, actions,
                  ----------------------
suits, proceedings, or investigations pending or, to the knowledge of Empyrean Holdings, threatened against or affecting Empyrean Holdings or any of its properties or assets, at law or in equity, before or by any court, municipality or other Governmental Body. Empyrean Holdings is not currently subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the knowledge of the Empyrean Holdings, threatened or asserted against BSG or Empyrean Holdings to restrain or prohibit the carrying out of the Acquisition or to challenge the validity of the Acquisition or any part thereof or seeking damages on account thereof. To the knowledge of Empyrean Holdings there is no basis for any such valid claim or action.

            4.14. Taxes. All Federal, foreign, state, county and local and other
                  -----
Taxes due by Empyrean Holdings on or before the Closing have been paid and all Tax Returns which are required to be filed by Empyrean Holdings on or before the date hereof have been filed within the time and in the manner provided by all Requirements of Laws or extensions were timely filed, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of Empyrean Holdings in substantially all respects. For Governmental Bodies with respect to which neither BSG nor Empyrean Holdings files Tax Returns, no such Governmental Body has given BSG or Empyrean Holdings written notification that such corporation is or may be subject to taxation by that Governmental Body. There are no Tax liens on any of the property or assets of BSG or Empyrean Holdings.

            4.15. Information Furnished. Empyrean Holdings has made available to
                  ---------------------
the Stockholders true and correct copies of all material corporate records of Empyrean Holdings and all other items referred to in Article IV of this
                                                     ----------
Agreement, and neither this Agreement, the Exhibits hereto, nor any written information, instrument, or document delivered to the Stockholders pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

                                    ARTICLE V
         PRE-CLOSING COVENANTS OF THE COMPANY, INVISIONS GROUP, EMPYREAN
                           HOLDINGS AND STOCKHOLDERS

            5.1. Consents of Others. Prior to the Closing, the Company,
                 ------------------
Invisions Group and Stockholders shall use their commercially reasonable best efforts to obtain and to cause the Company to obtain all material authorizations, consents and permits required of the Company, Invisions Group and Stockholders to permit them to consummate the Acquisition. To the extent required to consummate the Acquisition or to ensure that the Contracts shall not be terminated as a result of the Closing, Stockholders shall have obtained the written consent or waiver of any "change of control" type termination rights of any third party to any Contract. As promptly as practicable after the date hereof, Empyrean Holdings, the Company and the Stockholders shall make, or shall cause to be made, such filings as may be required pursuant to the HSR Act with respect to the consummation of the Acquisition.

            5.2. Stockholders' Efforts. The Company and Stockholders shall use
                 ---------------------
all commercially reasonable best efforts to cause all conditions for the Closing to be met.

            5.3. Powers of Attorney. The Company and Stockholders shall cause
                 ------------------
the Company to terminate at or prior to Closing all powers of attorney granted by the Company, other than those relating to (i) service of process, qualification or pursuant to governmental regulatory or licensing agreements, or
(ii) tax matters representation before the IRS or other Governmental Bodies.

            5.4. Conduct of Business Pending Closing. From the date of this
                 -----------------------------------
Agreement to the Closing Date:

                  (a) Except as otherwise contemplated by this Agreement, or as Empyrean Holdings may otherwise consent to in writing, the Company and Stockholders shall conduct the Business only in the ordinary course and shall not engage in any Material transactions or enter into any Material transaction which would cause a breach of the representations and warranties contained in
Article III.
-----------

                  (b) Stockholders and the Company shall use their commercially reasonable best efforts to cause the Business to preserve substantially intact its current business organization and present relationships with its customers, vendors, suppliers and employees and to maintain all of its insurance currently in effect.

                  (c) Stockholders and the Company shall give prompt notice to Empyrean Holdings of any notice of any Material default received by the Company or the Business subsequent to the date of this Agreement under any Contract or any Material Adverse Change occurring prior to the Closing Date in the operation of the Company or the Business.

                  (d) Neither the Company, Invisions Group nor the Stockholders, nor any of their representatives, shall solicit, encourage or discuss any Acquisition Proposal (as hereinafter defined) or supply any non-public information concerning the Company or the Business or the Company's assets to any party other than Empyrean Holdings or its representatives. As used herein, "Acquisition Proposal" means any proposal other than the Acquisition, for (i) any merger or other business combination involving Invisions Group, the Company or the Business, (ii) the acquisition of the Company or Invisions Group or a material equity interest in the Company or Invisions Group or a material portion of its assets, or (iii) the dissolution or liquidation of the Company or Invisions Group.

            5.5. Access Before Closing. Prior to the Closing Date, Stockholders
                 ---------------------
and the Company agree that it will give, or cause to be given, to Empyrean Holdings and its representatives, during normal business hours and at Empyrean Holdings' expense, reasonable access to the Company's personnel, independent accountants, officers, agents, employees, assets, properties, titles, contracts, corporate minute and other books, records, files and documents of the Company with respect to the Business (including financial, tax basis, budget projections, accountants' work papers and other information as Empyrean Holdings may reasonably request) upon 24 hours prior notice. The Stockholders and Empyrean Holdings shall mutually agree on the timing and manner of contact with all third parties, including, but not limited to, customers, vendors or suppliers, which contact shall not be unreasonably withheld. Empyrean Holdings shall not be given access to any information where the provision of such information would violate a law or regulation applicable to the Company.


                                   ARTICLE VI
                             POST-CLOSING COVENANTS

            6.1. General. In case at any time after the Closing any further
                 -------
action is legally necessary or reasonably desirable (as determined by Empyrean Holdings and Stockholders) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below). The Stockholders acknowledge and agree that from and after the Closing, the Company will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however, that Stockholders shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense and the Company will maintain all of the same for a period of at least three (3) years after Closing. Thereafter, the Company will offer such documentation to Stockholders before disposal thereof. By execution of this Agreement, the Stockholders hereby convey all of their rights to any Intellectual Property reasonably related to the Business to the Company and such Stockholders will, upon reasonable request, agree to execute and deliver any other documents or instruments necessary to effect such conveyance to the Company.

            6.2. Transition. For a period of four (4) years following Closing,
                 ----------
the Majority Sellers will not take any action (or cause any such action to be taken by another Person) that primarily has the effect of discouraging any vendor, lessor, licensor, customer, contractor, subcontractor, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it maintained with the Company prior to the Closing. For a period of four (4) years following Closing, the Majority Sellers will refer all customer inquiries relating to the Business to the Company.

            6.3. Confidentiality. The Stockholders will treat and hold in
                 ---------------
confidence and not disclose all Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the benefit of the Company or Empyrean Holdings for a period of four (4) years from the date of this Agreement, and deliver promptly to Empyrean Holdings or destroy, at the written request and option of Empyrean Holdings, all tangible embodiments (and all copies) of the Confidential Information which are in their possession except as otherwise permitted herein. In the event that any Stockholder is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, such Stockholder will notify the Company and Empyrean Holdings promptly of the request or requirement.

            6.4. [Intentionally Left Blank].
                 --------------------------

            6.5. Additional Matters.
                 ------------------

                  (a) Tax Returns for Periods Ending on or Before the Closing
                      -------------------------------------------------------
Date. The Company and Invisions Group, in consultation with and at the direction
----
of the Majority Sellers, shall cause AA to prepare and file with the appropriate governmental authorities, in a manner consistent with governing law, all Tax Returns required to be filed by the Company or Invisions Group for any taxable period ending on or prior to the Closing Date and the Company and Invisions Group shall remit to the appropriate governmental authorities any Taxes due with respect to such periods (which Taxes, to the extent incurred on or prior to September 30, 1999, shall have been provided for on the Financial Statements of the Company and Invisions Group as set forth in Section 3.7 of this Agreement). In addition, at any time and from time to time the Company and Invisions Group, in consultation with and at the direction of the Majority Sellers, and in a manner consistent with governing law, shall cause AA to prepare and file such Tax Returns for the Company and/or Invisions Group, including without limitation any amended return or claim for refund, with respect to any taxable period or periods ending on or prior to the Closing Date. All refunds or payments due to the Company and/or Invisions Group from such Tax Returns, including without limitation any amended return or claim for refund, shall promptly be paid to the Stockholders (in the proportions provided for in Exhibit G hereto) as additional consideration for Empyrean Group's acquisition of the Existing Shares. The cost of preparation for all such Tax Returns shall be paid by the Company. The Majority Sellers shall provide drafts prepared by AA of the completed Tax Returns for the Company and Invisions Group for the taxable periods ending on or prior to the Closing Date to Empyrean Holdings for its review a reasonable time prior to the filing of such Tax Returns, and shall permit Empyrean Holdings to comment on such Tax Returns, and in consultation with AA shall make such revisions as are reasonably requested by Empyrean Holdings prior to filing (provided, with respect to such Tax Returns, that any revision requested by Empyrean Holdings must be consistent with governing law). Empyrean Holdings, the Company, Invisions Group and the Majority Sellers (a) have not made, and agree not to make, any election under Section 172(b)(3) with respect to the Company NOL (as defined below) and (b) agree to use commercially reasonable efforts, consistent with governing law, to ensure that the Stockholders receive the maximum possible refunds or other payments under this Section 6.5(a).

                  (b) Tax Benefits from Company NOL Used in Periods Ending After
                      ----------------------------------------------------------
the Closing Date. The Majority Sellers and Empyrean Holdings shall direct AA to
----------------
determine any net operating loss carryforward or tax credit carryforward of the Company and Invisions Group (a) from the issuance of the Option Shares or (b) arising in the periods ending on or prior to the Closing Date (collectively, the "Company NOL") that is not used by the Company or Invisions Group in any taxable period ending on or prior to the Closing Date. Empyrean Holdings shall cause AA to prepare and file with the appropriate governmental authorities, in a manner consistent with governing law, all Tax Returns required to be filed by Empyrean Holdings, the Company or Invisions Group for all taxable periods ending after the Closing Date and Empyrean Holdings shall remit to the appropriate governmental authorities any Taxes due with respect to such periods. To the extent that all or any portion of the Company NOL is used by any of Empyrean Holdings, the Company, Invisions Group, or any other member of the affiliated group in which any of them is a member, to reduce taxable income for any taxable period(s) ending after the Closing Date, Empyrean Holdings shall promptly pay to the Stockholders (in the proportions provided for in Exhibit G hereto), as
                                                     ---------
additional consideration for Empyrean Group's acquisition of the Existing Shares, an amount equal to the Tax Benefit arising from or attributable to such use of all or any portion (as the case may be) of the Company NOL for such period(s). For so long as any portion of the Company NOL remains unused, Empyrean Group shall provide drafts of the completed Tax Returns for the taxable periods ending after the Closing Date to the Majority Sellers for their review a reasonable time prior to the filing of such Tax Returns, and shall permit the Majority Sellers to comment on such Tax Returns, and in consultation with AA shall make such revisions as are reasonably requested by the Majority Sellers prior to filing (provided, with respect to such Tax Returns, that any revision requested by the Majority Sellers must be consistent with governing law). In the event the Tax Benefit arising from or attributable to the use of the Company NOL is subsequently reduced by virtue of the action of a Taxing Authority, so that Empyrean Holdings, the Company or the Invisions Group is required to pay a portion of said Tax Benefit to the Taxing Authority, the Stockholders (in the proportions provided for in Exhibit G hereto) shall pay to Empyrean Holdings an amount equal to the portion of said Tax Benefit paid to said Taxing Authority, together with any interest thereon that was paid to said Taxing Authority. The Stockholders shall make such payment to Empyrean Holdings within thirty (30) days after Empyrean Holdings has notified them in writing of such payment to a Taxing Authority.

            "Tax Benefit" means, with respect to any taxable period ending after the Closing Date, an amount equal to the actual reduction in state and federal income taxes realized by

Empyrean Holdings, the Company or Invisions Group, or any Affiliates of Empyrean Holdings, the Company or Invisions Group, by virtue of the use, in the calculation of taxable income for such taxable period, of all or any portion of the Company NOL.

                  (c) Access and Retention of Records. Empyrean Holdings and
                      -------------------------------
Stockholders recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Empyrean Holdings and/or the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Empyrean Holdings agrees to cause the Company to (A) use its
---------
commercially reasonable best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow each Stockholder and his agents and representatives at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the requesting party's expense.

            6.6. Litigation Support. In the event and for so long as any party
                 ------------------
is actively contesting or defending against any claim, suit, action or charge, complaint, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, status, condition, activity, practice, occurrence, event, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties will cooperate and make reasonably available themselves or their personnel, as applicable, and provide such reasonable testimony and access to their books and records as shall be necessary in connection with the contest or defense.

            6.7. Audits. Following the Closing, pursuant to Section 2.8, the
                 ------                                     -----------
Company's balance sheet as of the Closing Date will be prepared by the Company and audited by AA at Empyrean Holdings' expense. To the extent that audited financial statements of the Company for the fiscal years ended June 30, 1997 and June 30, 1998 do not exist as of the Closing Date, Empyrean Holdings may, at its expense, engage AA or another reputable independent accounting firm to audit such financial statements. Stockholders, in their capacities as officers and directors of the Company during such periods, shall provide all management letters, reports or representations reasonably requested by such auditors in connection with such audits and shall use their reasonable best efforts to provide all necessary records in their possession to AA.

            6.8. Minimum Cash as of the Closing. At the Closing, the Company
                 ------------------------------
shall maintain a level of cash and cash equivalents equal to at least $100,000. The Purchase Price payable at Closing will be reduced by the amount by which the Company's cash and cash equivalents are less than $100,000 at Closing (the "Minimum Cash Deficit"). In determining the Net Working Capital Adjustment, the amount of Minimum Cash Deficit shall be added to the aggregate amount of any downward Net Working Capital Adjustment (i.e., Net Working Capital is less than $1,000,000) at Closing for purposes of determining the final Net Working Capital

Adjustment; provided, however, that in no event will a Minimum Cash Deficit result in any upward Net Working Capital Adjustment.

            6.9. Empyrean Holdings' Stock Options. Not later than 30 days
                 --------------------------------
following the Closing Date, Empyrean Holdings will grant stock options to (i) such persons who are employees of the Company as of the Closing Date and (ii) persons to whom the Company has made (or makes within such 30-day period) an offer of employment, as are mutually agreed upon by Empyrean Holdings and the Majority Sellers. In the aggregate, all of such stock options will be exercisable for an estimated 635,600 shares of Common Stock, with options for approximately 600,000 shares reserved for employees of the Company as of the Closing Date with the remainder to be granted to persons whose employment with the Company commences following the Closing Date. The exercise price for such stock options shall be at $.25 per share unless Majority Sellers and Buyer mutually agree that such grants for such options shall be priced as incentive stock options. The terms of such stock options shall generally be for ten years from the date of grant, subject to customary four year annual vesting requirements (i.e., 25% vesting per annum), and shall otherwise be on the same terms and conditions applicable to all stock options granted to key executives and employees of Empyrean Holdings and its subsidiaries.

            6.10. Replacement of Majority Sellers' Guaranties. At or promptly
                  -------------------------------------------
following the Closing, Empyrean Holdings will use its reasonable best efforts to cause the Majority Sellers to be released as guarantors under all indebtedness, letters of credit and leases of Invisions Group or the Company. Empyrean Holdings will indemnify and hold harmless the Majority Sellers from the payment of any guaranties on any indebtedness, letters of credit, leases or other contractual obligations that the Majority Sellers had incurred prior to the Closing Date provided that such indebtedness or obligations are related to the Business and have been disclosed to Empyrean Holdings in writing prior to the date hereof.

                                   ARTICLE VII
           CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING

            7.1. Conditions to Empyrean Holdings' Obligations. The obligation of
                 --------------------------------------------
Empyrean Holdings under this Agreement to consummate the Closing is subject to the conditions that:

                  (a) Covenants, Representations and Warranties. The Company,
                      -----------------------------------------
Invisions Group and Stockholders shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of the Company, Invisions Group and Stockholders set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  (b) Consents. All statutory requirements for the valid
                      --------
consummation by the Company, Invisions Group and Stockholders of the Acquisition shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the Acquisition shall have been obtained in form and substance reasonably satisfactory to Empyrean Holdings unless such failure could not reasonably be expected to have a Material Adverse Effect. All approvals of the Boards of Directors and Stockholders of the Company and Invisions Group necessary for the consummation of this Agreement and the Acquisition shall have been obtained.

                  (c) Leases. Each of the Leases shall provide that the Company
                      ------
or Invisions Group is the lessee and if required under the terms of a given lease, any consent required in connection with the Acquisition contemplated by this Agreement shall have been obtained, and copies of such Leases shall have been provided to Empyrean Holdings.

                  (d) Discharge of Indebtedness and Liens; Stockholder Loans.
                      ------------------------------------------------------
Stockholders and the Company shall have provided for the payment in full by the Stockholders of all Funded Indebtedness of the Company at the Closing or the Purchase Price will be reduced proportionately by the amount that such Funded Indebtedness exceeds $425,000 as of the Closing Date. Such Funded Indebtedness, if any, as of September 30, 1999, is listed on Exhibit S hereto. Stockholders shall have also provided for the termination of all Encumbrances of record on the properties of the Company, except for Permitted Exceptions. All non-purchase money security interest or non-lease liens or UCC filings against Invisions Group or the Company shall have been terminated as of the Closing. All outstanding loans or other amounts owed by any Stockholder to Invisions Group or the Company shall have been repaid in full on or prior to the Closing.

                  (e) Transfer Taxes. Stockholders shall be responsible for all
                      --------------
stock transfer or gains taxes imposed on Stockholders incurred in connection with this Agreement.

                  (f) Documents to be Delivered by Stockholders, Invisions Group
                      ----------------------------------------------------------
and the Company. The following documents shall be delivered at the Closing by
---------------
Stockholders, Invisions Group and the Company:

                        (i) Escrow Agreement. Stockholders shall have delivered
                            ----------------
            to Empyrean Holdings at the Closing the duly executed Escrow Agreement in substantially the form attached hereto as Exhibit B.
                                                                   ---------

                        (ii) Opinion of Stockholders' Counsel. Empyrean Holdings
                             --------------------------------
            shall have received an opinion of counsel to the Company, Invisions Group and Stockholders, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit C hereto.
                                                     ---------

                        (iii) Certificates. Empyrean Holdings shall have
                              ------------
            received an officer's certificate and a secretary's certificate of the Company and Invisions Group executed by officers of each of the Company and Invisions Group, dated the Closing Date, in a form mutually agreed upon by Empyrean Holdings and Invisions Group.

                        (iv) Release. Stockholders shall have furnished the
                             -------
            Company with a general release of liabilities, excluding compensation and employee benefits as well as obligations pursuant to this Agreement, in the form attached as Exhibit E hereto.
                                                       ---------

                        (v) Employment Agreements. Leo Mullen shall have duly
                            ---------------------
            executed and delivered the Employment Agreement in substantially the same form attached as Exhibit F-1 hereto, pursuant to which he will
                                  -----------
            be employed by the Company following the Closing. Mark A. Smith shall also have entered into an employment agreement with the Company on terms reasonably acceptable to Empyrean Holdings. William Stephens shall have executed a joinder to the Empyrean Holdings' senior management agreement dated August 12, 1999 on terms reasonably acceptable to Empyrean Holdings. In addition, Helene Patterson, Gretchen Frederick and Sidney Barcelona shall have executed and delivered to the Company and Empyrean Holdings a noncompete/nonsolicitation agreement in the form of Exhibit F-2
                                                                -----------
            hereto; provided, however, that the term of the noncompete agreements for Frederick and Barcelona shall be limited to a period expiring on the first anniversary of the Closing Date.

                        (vi) Delivery of Existing Shares. At the Closing, the
                             ---------------------------
            Stockholders shall deliver to Empyrean Holdings the Existing Shares duly endorsed for transfer to Empyrean Holdings and free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws.

                        (vii) Delivery of Options Shares; Unexercised Options.
                              -----------------------------------------------
            At the Closing, each of the Option holders who has entered into an Option Share Purchase Agreement shall deliver to Empyrean Holdings all of such person's Option Shares duly endorsed for transfer to Empyrean Holdings and free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws. Upon delivery to Empyrean Holdings at the Closing of the Existing Shares and all Option Shares held by persons who have entered into Option Share Purchase Agreements, Empyrean Holdings shall own more than ninety-five percent (95%) of the shares of Invisions Stock on a fully diluted basis, taking into account all Options that remain unexercised as of the Closing.

                        (viii) Resignation of Directors. The Company shall
                               ------------------------
            deliver the written resignations of all directors of the Company and Invisions Group effective as of the Closing.

                        (ix) Termination of Stockholder Agreements. The Company
                             -------------------------------------
            shall have provided evidence satisfactory to Empyrean Holdings of the complete termination of all Stockholder agreements among the Stockholders, Invisions Group and/or the Company with respect to the Company, Invisions Group or the Existing Shares.


                  (g) Company Equity Arrangements. The Stockholder Subscription
                      ---------------------------
Agreement and the Joinders to the Equity Agreements shall have been executed and delivered by the Stockholders.

            7.2. Conditions to Stockholders', Invisions Group's and the
                 ------------------------------------------------------
Company's Obligations. The obligation of Stockholders, Invisions Group and the
---------------------
Company under this Agreement to consummate the Closing is subject to the conditions that:

                  (a) Covenants, Representations and Warranties. Empyrean
                      -----------------------------------------
Holdings shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Empyrean Holdings prior to or at the Closing and the representations and warranties of Empyrean Holdings set forth in Article IV hereof shall be accurate in all material respects, at
             ----------
and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

                  (b) Consents. All statutory requirements for the valid
                      --------
consummation by Empyrean Holdings of the Acquisition shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Empyrean Holdings of the Acquisition shall have been obtained unless such failure shall not have a Material Adverse Effect on the Business.

                  (c) Documents to be Delivered by Empyrean Holdings. The
                      ----------------------------------------------
following documents shall be delivered at the Closing by Empyrean Holdings:

                        (i) Escrow Agreement. Empyrean Holdings shall have
                            ----------------
            delivered to Stockholders at the Closing the duly executed Escrow Agreement.

                        (ii) Employment Agreement. Empyrean Holdings shall have
                             --------------------
            caused the Company to duly execute and deliver an Employment Agreement with Leo Mullen in the same form attached as Exhibit F-1
                                                                   -----------
            hereto, pursuant to which Mr. Mullen will be employed by the Company following the Closing. The Employment Agreement with Leo Mullen will provide that he will be a member of Empyrean Holdings' Chairman's Advisory Board, will be a senior executive officer of Empyrean Holdings and will be chair of the task force responsible for providing branding strategy for Empyrean Holdings.

                        (iii) Certificates. Empyrean Holdings shall have
                              ------------
            delivered an officer's certificate and a secretary's certificate of Empyrean Holdings executed by officers of Empyrean Holdings, dated the Closing Date, in a form mutually agreed upon by Empyrean Holdings and Invisions Group.

                        (iv) Legal Opinion. The Stockholders shall have received
                             -------------
            an opinion of counsel to Empyrean Holdings in the Form of Exhibit T
            hereto.                                                   ---------

                  (d) Company Equity Arrangements. The Stockholder Subscription
                      ---------------------------
Agreement and the Joinders to the Equity Agreements shall have been executed and delivered by the respective parties thereto.

                  (e) Payments to Stockholders. Each Stockholder shall have
                      ------------------------
received its allocable portion of the Cash Purchase Price and Common Stock and Preferred Stock, as provided in Sections 2.2(a) and (d), and Empyrean Holdings
                                ---------------     ---
shall have delivered the Seller Notes and cash to the Escrow Agent, as provided in Sections 2.2(b) and (c).
   ---------------     ---
                  (f) Payments to Option Holders. Each Option holder who enters
                      --------------------------
into an Option Share Purchase Agreement shall have received payment for its Option Shares.

                  (g) Thayer Letter. Thayer Itech Holdings, LLC shall have
                      -------------
delivered a letter to the Company and the Stockholders at Closing as provided in
Section 8.5 hereof.
-----------


                                  ARTICLE VIII
                                 INDEMNIFICATION

            8.1. Indemnification by Stockholders. Except as provided in Section
                 -------------------------------                        -------
8.6, Stockholders agree to jointly and severally indemnify and hold harmless
---
Empyrean Holdings and the Company and each officer, director, and Affiliate of Empyrean Holdings and the Company, including without limitation any successor of the Company that is an Affiliate of Empyrean Holdings and any of the Company's or Emyrean Holdings' lenders as provided in Section 10.5 hereof (collectively,
                                            ------------
the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Indemnifiable Costs"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by Stockholders (as such, but severally and not jointly in any other role, e.g., as an employee under any employment agreement after the date hereof), Invisions Group or the Company of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; provided, however, that Indemnifiable Costs for covenants with respect to the Company shall be with respect to pre-Closing periods only; (B) any downward Net Working Capital Adjustment not paid to the Company pursuant to a reduction of the Escrow Sum; (C) cost of any brokerage or other transaction fees liability, if any, borne by the Company and Invisions Group and not by Stockholders except as provided in Section 10.4 hereof; (D) any customer claims involving
               ------------
pre-Closing services or products of the Company for breach of warranty, product liability or customer service remediation, including claims for consequential damages, to the extent not reserved for in the Company's Financial Statements and (E) any failure of the Company to obtain any landlord consents to the Acquisition contemplated hereby required under the terms of any leases of the Company's real property.

            8.2. Defense of Claims. If any legal proceeding shall be instituted,
                 -----------------
or any claim or demand made by a third Person, against any Indemnified Party in respect of which Stockholders or Invisions Group may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to Stockholders and, except as otherwise provided in Section 8.4 below, Stockholders shall have the right to defend any litigation, action, suit, demand, or claim for which an Indemnified Party may seek indemnifications, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at Stockholders' expense. In the event Stockholders fail or refuse to defend the same within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and Stockholders shall be jointly and severally liable to repay the Indemnified Parties for all reasonably incurred Indemnifiable Costs. If Stockholders shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with the preceding sentence, the Indemnified Parties shall, at Stockholders' expense, have the absolute right to control the defense of such litigation, action, suit, demand, or claim, but Stockholders shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim. The party controlling any defense pursuant to this Section 8.2 shall deliver, or cause to
                                         -----------
be delivered to the other party, copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such litigation, action, suit, demand or claim, and timely notice of any hearing or other court proceeding relating to such litigation, action, suit, demand or claim. Notwithstanding the forgoing, in no event will the party controlling any defense pursuant to this Section 8.2
                                                                 -----------
settle any litigation, action, suit, demand or claim without the prior written consent of the non-controlling party, unless such settlement provides for the unqualified, absolute and complete release of all claims against the non-controlling party and results in no monetary or equitable liability to the non-controlling party.

            8.3. Escrow Claim. If any claim for indemnification is made by an
                 ------------
Indemnified Party pursuant to this Article VIII prior to the expiration of the
                                   ------------
Escrow Period, such Indemnified Party shall first apply to the Escrow Agent provided in Section 2.7 of this Agreement for reimbursement of such claim in accordance with the provisions of the Escrow Agreement provided, however, to the extent set forth in Section 8.6, the Escrow Sum is not intended to be an
                    -----------
exclusive remedy in the event Empyrean Holdings or the Company has indemnification claims hereunder which exceed such amount. Upon expiration of the Escrow Period, all claims by Empyrean Holdings shall first be made against the Seller Notes on a pro rata basis among all Stockholders. Empyrean Holdings, in good faith, may elect to reduce the principal amount of the Seller Notes by the amount of any Indemnifiable Costs or any other payments to which Empyrean Holdings or such Indemnified Parties may become entitled by reason of the provisions of this Agreement. In the event that such reductions by Empyrean Holdings are greater than the amount of any Indemnifiable Costs (as finally determined),

Empyrean Holdings shall be responsible to the Stockholders for such principal amount that should not have been reduced, together with interest at the rate of 10% per annum.

            8.4. Tax Audits, Etc. In the event of an audit of a Tax Return of
                 ---------------
the Company or Invisions Group with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, the Stockholders
                                                ------------
and the Company shall jointly control any and all such audits which may result in the assessment of additional Taxes against the Company or Invisions Group and any and all subsequent proceedings in connection therewith, including appeals. Stockholders and Empyrean Holdings shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Company or Invisions Group as a result of any such audit or other proceeding, Stockholders shall be severally responsible for and shall promptly pay all Taxes, interest, and penalties for which any of the Indemnified Parties shall be entitled to indemnification.

            8.5. Indemnification of Stockholders. Empyrean Holdings agrees to
                 -------------------------------
indemnify and hold harmless Stockholders, Invisions Group and the Company and each officer, director, Stockholder or Affiliate of the Company, from and against any Indemnifiable Costs arising out of any misrepresentation, breach or default by Empyrean Holdings of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith. Notwithstanding the foregoing, the liability of Empyrean Holdings for any breaches of its representations and warranties contained in Sections 4.10 through 4.15 of Article IV hereof shall be limited
             -------------         ----    ----------
to, in the case of breaches of such representations involving periods prior to August 12, 1999, a proportionate share of any amounts paid to Thayer Itech Holdings, LLC as a result of any similar breach of a corresponding representation or warranty of BSG Holdings, Inc. and its shareholders pursuant to the Recapitalization Agreement (and Thayer Itech Holdings, LLC shall have provided a side letter to the Stockholders prior to the Closing that it will assign a proportionate share of all such indemnification claim amounts to the Stockholders). In addition, in determining the Indemnifiable Costs of Stockholders for breaches by Empyrean Holdings for which indemnification is to be provided by this Section 8.5, all losses shall be determined based on the
                    -----------
relative economic harm suffered by the Stockholders for such breach in accordance with their relative economic ownership of Empyrean Holdings.

            8.6. Limits on Indemnification. All Indemnifiable Costs sought by
                 -------------------------
any party hereunder shall be net of any insurance proceeds received by such Person with respect to such claim. Except for any claims for breach of the representations, warranties and covenants of the Company, Invisions Group and the Stockholders under Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.12 (with respect to
                       ------------  ---  ---  ---  ---  ----
Environmental and OSHA Obligations only), 3.17, Article VI, 8.1(B) or 8.1(C)
                                          ----  ----------  ------    ------
hereof (the indemnification for which shall expire on the expiration of the applicable statute of limitations or, in the case of covenants in Article VI
                                                                  ----------
which have a specific expiration date, as of such date, and if so made, such claims, and all Indemnifiable Costs incurred thereafter, shall continue after such date until finally resolved), the right of any party to make claims for indemnification provided under this Article VIII shall expire on June 30, 2001
                                    ------------
(except for any claims for Indemnifiable Costs made prior to such date which claims shall continue after such date until finally resolved). Empyrean Holdings shall not be obligated to pay any amounts for indemnification under this Article
                                                                         -------
VIII until the aggregate indemnification obligation sought by Stockholders
----
hereunder exceeds $100,000, whereupon Empyrean Holdings shall be liable for all amounts for which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of Empyrean Holdings to Stockholders for breach of representations and warranties exceed $3,650,000. The Stockholders shall not be obligated to pay any amounts for indemnification under this Article
                                                                         -------
VIII until the aggregate indemnification obligation sought by Empyrean Holdings
----
hereunder exceeds $100,000, whereupon Stockholders shall be liable for all amounts for which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of Stockholders to Empyrean Holdings for breach of representations and warranties exceed $3,650,000; provided, however, that the aggregate liability of Stockholders to Empyrean Holdings or Empyrean Holdings to Stockholders for claims for (A) the breaching of the representations and warranties of the Stockholders under Sections 3.1, 3.2, 3.3,
                                                         ------------  ---  ---
3.4, 3.12 (to the extent such claims are for Environmental and OSHA Obligations)
---  ----
and 3.17, or (B) any breach of Sections 8.1(B) or (C), or (C) any claim with
    ----                       ---------------    ---
respect to the fraudulent conduct of Stockholders or Empyrean Holdings with respect to this Agreement in the event that Empyrean Holdings or Stockholders successfully prove intentional fraud or intentional fraudulent conduct in connection with this Agreement, shall not exceed the Purchase Price. In no event shall any non-Majority Stockholder's liability for any individual indemnification claim exceed an amount equal to the product of (i) the amount of such indemnification claim and (ii) such Stockholder's pro rata share of the Purchase Price paid to the Stockholders. The indemnification provided for in this Article VIII is intended to be the exclusive monetary remedy of Empyrean
     ------------
Holdings or Stockholders with regard to the Acquisition contemplated by this Agreement.

            8.7. Arbitration of Claims. If any claim for indemnification is made
                 ---------------------
by an Indemnified Party or Stockholders pursuant to this Article VIII prior to
                                                         ------------
the expiration of the indemnification period as set forth in Section 8.6, the
                                                             -----------
parties hereto shall first meet in good faith in order to attempt to resolve such claim. In the event that the parties are unable to resolve such indemnification claim within 30 days after written notice of such claim, the parties agree to submit to arbitration, in accordance with these provisions, any disputed claim or controversy arising from or related to the alleged breach of this Agreement or any disputed indemnification claim made pursuant to this
Section VIII. The parties further agree that the arbitration process agreed upon
------------
herein shall be the exclusive means for resolving all disputes made subject to arbitration herein, but that no arbitrator shall have authority to expand the scope of these arbitration provisions. Any arbitration hereunder shall be conducted under the commercial arbitration rules of the American Arbitration Association (AAA). Either party may invoke arbitration procedures herein by written notice for arbitration containing a statement of the matter to be arbitrated. The parties shall then have fourteen (14) days in which they may identify a mutually agreeable, neutral arbitrator. After the fourteen (14) day period has expired, the parties shall prepare and submit to the AAA a joint submission, with each party to contribute half of the appropriate administrative fee. In the event the parties cannot agree upon a neutral arbitrator within fourteen (14) days after written notice for arbitration is received, their joint submission to the AAA shall request arbitrators who are practicing attorneys with professional experience in the field of corporate law, and the parties shall attempt to select an arbitrator from the panel according to AAA procedures; provided, however, that in the event the parties cannot agree, the AAA shall appoint an arbitrator. Unless otherwise agreed by the parties, the arbitration hearing shall take place in the Washington, D.C. metropolitan area, at a place designated by the AAA. All arbitration procedures hereunder shall be confidential. Each party shall be responsible for its costs incurred in any arbitration, and the arbitrator shall not have authority to include all or any portion of said costs in an award regardless of which party prevails. The arbitrator may include equitable relief. The decision of the arbitrator shall be rendered not later than 30 days following the hearing. Any arbitration awarded shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. Any determination of the arbitrator shall be binding upon the parties. Either party may apply to any court having jurisdiction for judicial confirmation of any determination by the arbitrator and for an order of enforcement of such decision.


                                   ARTICLE IX
                                   TERMINATION

            9.1. Termination. This Agreement may be terminated at any time prior
                 -----------
to the Closing:

                  (a) by the mutual written consent of all parties hereto;

                  (b) in writing by Empyrean Holdings, if the Company, Invisions Group or any of the Stockholders has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of written notice specifying such breach and demanding such breach to be remedied; or

                  (c) in writing by the Stockholders, if Empyrean Holdings has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of written notice specifying such breach and demanding such breach to be remedied; or

                  (d) in writing by the Stockholders, on the one hand, or Empyrean Holdings, on the other hand, in the event the Closing has not occurred on or before November 10, 1999, unless the failure of such consummation or the failure to satisfy such condition, as applicable, shall be due to a breach of any representation or warranty made by the party or parties seeking to terminate this Agreement or the failure of such party or parties to comply in all material respects with the agreements and covenants contained herein to be performed by such party or parties.

            9.2. Effect of Termination. If the Acquisition is terminated
                 ---------------------
pursuant to Section 9.1 by notice in writing to the non-terminating party or
            -----------
parties, this Agreement shall become void and of no further force and effect, except that (a) such termination shall not relieve (i) any party from its covenants in respect of confidentiality contained in Section 6.3 and (ii) any
                                                     -----------
party then in breach of any representation, warranty, covenant or agreement contained in this Agreement from liability in respect of such breach and (b) Sections 10.4 and 10.7 shall survive termination of this Agreement.
-------------     ----

                                    ARTICLE X
                                  MISCELLANEOUS

            10.1. Modifications. Any amendment, change or modification of this
                  -------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

            10.2. Notices. All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited with a recognized overnight commercial carrier, or by facsimile addressed to the respective parties hereto as follows:

            Empyrean Holdings:
            -----------------

                     Empyrean Group Holdings, Inc.
                     8300 Boone Blvd.
                     Suite 250
                     Vienna, VA  22182
                     Attention:       Graham B. Perkins
                                      Jason H. Levine, Esq.
                     Fax No.: (703) 790-9033
                     Tel No.: (703) 790-9008

            With a copy to:
            --------------

                     Thayer Equity Investors IV, L.P.
                     1455 Pennsylvania Avenue, NW
                     Suite 350
                     Washington, D.C.  20004

                     Attention:       Robert Michalik
                     Fax No.: (202) 371-0391
                     Tel No.: (202) 371-0150

            and to:

                     Hogan & Hartson L.L.P.
                     Columbia Square
                     555 Thirteenth Street, NW
                     Washington, DC  20004-1109
                     Attention:       Christopher J. Hagan, Esq.
                     Fax No.: (202) 637-5910
                     Tel No.: (202) 637-5600

            The Company, Invisions Group or Stockholders:
            --------------------------------------------

                     c/o IconixGroup, Inc.
                     4927 Auburn Avenue
                     Bethesda, Maryland  20814
                     Attention:       Leo Mullen
                                      Helene Patterson
                     Fax No.: (301) 718-6230
                     Tel No.: (301) 718-3450

            With copies to:
            --------------

                     Shaw Pittman
                     2300 N Street, N.W.
                     Washington, D.C. 20037
                     Attention:       Thomas J. Plotz, Esq.
                     Fax No.: (202) 663-8007
                     Tel No.: (202) 663-8544

                     Shaw Pittman
                     1676 International Drive
                     McLean, Virginia  22102-4835
                     Attention:       Richard C. Donaldson, Esq.
                     Fax No.: (703) 790-7901
                     Tel No.: (703) 790-7959

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

            10.3. Counterparts; Facsimile Transmission. This Agreement may be
                  ------------------------------------
executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

            10.4. Expenses. Each of the parties hereto will bear all costs,
                  --------
charges and expenses incurred by such party in connection with this Agreement and the consummation of the Acquisition, provided, however, that Stockholders shall bear all costs and expenses of (i) any broker involved in this transaction on behalf of Stockholders, Invisions Group or the Company and (ii) all legal and other expenses of Stockholders, Invisions Group or the Company with respect to this Agreement and the Acquisition. Notwithstanding the foregoing, in the event that the Acquisition is consummated, Empyrean Holdings' will assume and pay up to $250,000 of the Company's and Stockholders' transactions expenses and brokerage fees, including without limitation reasonable legal, accounting and financial advisory fees incurred in connection with the Acquisition.

            10.5. Binding Effect; Assignment. This Agreement shall be binding
                  --------------------------
upon and inure to the benefit of the Company, Invisions Group, Empyrean Holdings and Stockholders, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company, Invisions Group or Stockholders without the prior written consent of Empyrean Holdings. This Agreement shall be assignable by Empyrean Holdings and/or the Company to either (a) any lender providing financing to Empyrean Holdings or the Company (but only with respect to Empyrean Holdings' rights under Article II and Article VIII hereof) or (b) any Affiliate
                       ----------     ------------
of Empyrean Holdings, provided Empyrean Holdings remain liable, in each case without the prior written consent of Stockholders. In addition, following the Closing, Empyrean Holdings or the Company may assign any or all of its rights hereunder, without the consent of the Stockholders, in connection with any sale of all or substantially all of the assets, capital stock, partnership interests or business of the Company or Empyrean Holdings (whether effected by sale, exchange, merger, consolidation or other transaction) and provided the acquiring party shall assume all of Empyrean Holdings' or the Company's obligations hereunder.

            10.6. Entire and Sole Agreement. This Agreement and the other
                  -------------------------
schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

            10.7. Governing Law. This Agreement and its validity, construction,
                  -------------
enforcement, and interpretation shall be governed by the substantive laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

            10.8. Survival of Covenants. Regardless of any investigation at any
                  ---------------------
time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants made hereunder or pursuant hereto or in connection with the Acquisition shall survive the Closing for a period ending on June 30, 2001, provided (a) all covenants in this Agreement which have an expiration date contained therein shall expire as of such date and (b) the covenants contained in Sections 6.1, 6.5, 6.6 and 6.7 hereof shall expire upon
                       ------------  ---  ---     ---
the expiration of the applicable statutes of limitations.

            10.9. Invalid Provisions. If any provision of this Agreement is
                  ------------------
deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

            10.10. Stockholder's Investment Representations. Each Stockholder
                   ----------------------------------------
(i) that is acquiring the Common Stock, Preferred Stock or Seller Notes purchased hereunder or acquired pursuant hereto is doing so for its own account with the present intention of holding such securities for purposes of investment and (ii) has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent such Stockholders and subsequent holders of Common Stock, Preferred Stock or Seller Notes from transferring such securities in compliance with the provisions of the Stockholder Subscription Agreement. Each certificate for Common Stock, Preferred Stock or Seller Notes shall be imprinted with a customary securities legend in a form provided by Empyrean Holdings' counsel.

            10.11. Public Announcements. Neither Stockholders, Invisions Group
                   --------------------
nor the Company (pre-Closing) shall make any public announcement of the Acquisition without the prior written consent of Empyrean Holdings, which consent shall not be unreasonably withheld.

            10.12. Remedies Cumulative. The remedies of the parties under this
                   -------------------
Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

            10.13. Third Parties. Except as specifically set forth or referred
            --------------------
to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

            10.14. No Strict Construction. The parties hereto have participated
                   ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            10.15. Disclosure Schedule. An item disclosed in any part of the
                   -------------------
Disclosure Schedule attached hereto shall be deemed disclosed in response to any other applicable part of the Disclosure Schedule but only to the extent that such disclosure would, in the minds of a reasonable buyer, reasonably be expected to relate to such other part of the Disclosure Schedule.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                              THE COMPANY:
                              -----------

                              ICONIXGROUP, INC.


                              By:      /s/ Leo C. Mullen
                                       ---------------------------------
                                       Leo C. Mullen
                                       President

                              INVISIONS GROUP:
                              ---------------

                              THE INVISIONS GROUP, LTD.


                              By:      /s/ Leo C. Mullen
                                       ---------------------------------
                                       Leo C. Mullen
                                       President

                              STOCKHOLDERS:


                              /s/ Leo C. Mullen
                              ------------------------------------------
                              Leo C. Mullen


                              /s/ Helene Patterson
                              ------------------------------------------
                              Helene Patterson


                              /s/ Sidney E. Barcelona
                              ------------------------------------------
                              Sidney E. Barcelona


                              /s/ Gretchen Frederick
                              ------------------------------------------
                              Gretchen Frederick


                              /s/ Mark A. Smith
                              ------------------------------------------
                              Mark A. Smith

                              EMPYREAN HOLDINGS:

                              EMPYREAN GROUP HOLDINGS, INC.


                              By:   /s/ Stuart C. Johnson
                              ------------------------------------------
                                    Name:  Stuart C. Johnson
                                    Title: Chairman, President and CEO

The Exhibits and Schedules to this Stock Purchase Agreement are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.